EXHIBIT 10.23

LOAN AGREEMENT

by and among

SUNSET BRONSON ENTERTAINMENT PROPERTIES, LLC,

as Borrower

the Lenders Party Hereto,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

with

WACHOVIA CAPITAL MARKETS, LLC,

As Lead Arranger and Sole Bookrunner

dated as of

May 12, 2008

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		1
1.1	Definitions	1
1.2	Accounting Terms	11

ARTICLE II THE LOANS		11
2.1	Agreement to Lend and Borrow	11
2.2	Evidence of Indebtedness	11
2.3	Interest Rate; Principal Amortization	12
2.4	Maturity of the Loans	13
2.5	Security	14
2.6	Fees	14
2.7	Increased Costs	15
2.8	Payments; Pro Rata Treatment	15
2.9	Designation of a Different Lending Office	16
2.10	Taxes	16
2.11	Survival of Indemnity	18
2.12	Funding by Lenders; Payments by Borrower; Presumptions by
	Administrative Agent	18
2.13	Replacement of Lenders	19
2.14	Cash Management Account	19
2.15	Partial Release of Collateral	20

ARTICLE III CONDITIONS PRECEDENT		22
3.1	Closing	22

ARTICLE IV LOAN DISBURSEMENTS		23
4.1	Recordation Disbursements	23
4.2	Subsequent Disbursements	23
4.3	Notice of Borrowing	24
4.4	Availability of Funds	24
4.5	Lending Offices	24
4.6	Borrowing Monthly	25
4.7	Method of Loan Advances	25
4.8	Limitations and Conditions on Loan Advances	25
4.9	Reallocation of Amounts	26
4.10	Deficiencies	26
4.11	Appraisals	26
4.12	[Intentionally Omitted]	27
4.13	[Intentionally Omitted]	27
4.14	[Intentionally Omitted]	27
4.15	Letters of Credit Issuance	27

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ARTICLE V TITLE INSURANCE		29
5.1	Basic Insurance	29
5.2	Continuation and Date-Down Endorsements	29

ARTICLE VI OPERATION AND MAINTENANCE OF THE PROJECT		29
6.1	Operation as First Class Studio Facility	29
6.2	Maintenance	29

ARTICLE VII LIABILITY, RISK, AND FLOOD INSURANCE		29
7.1	Property	29
7.2	Liability	29
7.3	Flood	30
7.4	Additional Insurance	30
7.5	Other Requirements	30
7.6	Evidence	30

ARTICLE VIII RIGHTS OF INSPECTION; AGENCY		31

ARTICLE IX REPRESENTATIONS AND WARRANTIES		31
9.1	Consideration	31
9.2	Organization, Powers and Good Standing	31
9.3	Authorization of Loan Documents	32
9.4	Compliance with Laws	32
9.5	No Material Defaults	32
9.6	Litigation; Adverse Facts	32
9.7	Title to Properties; Liens	33
9.8	Disclosure	33
9.9	Payment of Taxes	33
9.10	Securities Activities	33
9.11	Government Regulations	33
9.12	Rights to Project Agreements, Permits and Licenses	34
9.13	Utilities and Access	34
9.14	Use of Project	34
9.15	Financial Condition	34
9.16	Personal Property	34
9.17	No Condemnation	34
9.18	Other Loan Documents	34
9.19	Indemnitor	34
9.20	No Lease Defaults	34
9.21	Defects	35
9.22	ERISA	35

ARTICLE X COVENANTS OF BORROWER		35
10.1	Consideration	35
10.2	Existence	35

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10.3	Books and Records; Access by Administrative Agent and the Lenders	35
10.4	No Encumbrances	35
10.5	Compliance with Laws	36
10.6	Personal Property	36
10.7	Assessments	36
10.8	Disbursements	36
10.9	Information and Statements	36
10.10	Representations and Warranties	37
10.11	Trade Names	37
10.12	Further Assurances	37
10.13	Notice of Litigation	37
10.14	Maintenance of Existence	38
10.15	Hazardous Materials	38
10.16	Verification of Costs	38
10.17	Single Purpose Entity	38
10.18	Government Regulation	38
10.19	Negative Covenants	38
10.20	“Last Look” for Refinancing	41

ARTICLE XI EVENTS OF DEFAULT AND REMEDIES		42
11.1	Events of Default	42
11.2	Remedies	44

ARTICLE XII ADMINISTRATIVE AGENT		46
12.1	Appointment and Authority	46
12.2	Rights as a Lender	46
12.3	Exculpatory Provisions	47
12.4	Reliance by Administrative Agent	47
12.5	Delegation of Duties	48
12.6	Resignation of Administrative Agent	48
12.7	Non-Reliance on Administrative Agent and Other Lenders	49
12.8	No Other Duties, Etc.	49

ARTICLE XIII MISCELLANEOUS		49
13.1	Successors and Assigns Generally; Assignments	49
13.2	Notices	52
13.3	Authority to File Notices	53
13.4	Inconsistencies with the Loan Documents	53
13.5	No Waiver	53
13.6	Administrative Agent Approval of Instruments and Parties	53
13.7	Administrative Agent Determination of Facts	53
13.8	Incorporation of Preamble, Recitals and Exhibits	53
13.9	Third-Party Consultants	53
13.10	Costs and Expenses; Indemnification; Reimbursement	53
13.11	Disclaimer by Administrative Agent and the Lenders	55
13.12	Intentionally Omitted	55

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13.13	Titles and Headings	55
13.14	Brokers	55
13.15	Change, Discharge, Termination, or Waiver	55
13.16	CHOICE OF LAW	56
13.17	Disbursements in Excess of Aggregate Commitment	56
13.18	Submission to Jurisdiction; Waiver of Venue; Service of Process	56
13.19	Counterparts	57
13.20	Time is of the Essence	57
13.21	Attorneys’ Fees	57
13.22	[Intentionally Omitted]	57
13.23	[Intentionally Omitted]	57
13.24	Waiver Of Jury Trial	57
13.25	WAIVER OF SPECIAL DAMAGES	57
13.26	USA Patriot Act Notification	58
13.27	Amendments and Waivers	58
13.28	Setoff; Sharing of Payments by Lenders	59
13.29	Application of Proceeds	60
13.30	Swap Contracts	61

ARTICLE XIV EXHIBITS		62

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LOAN AGREEMENT

This Loan Agreement is made as of May 12, 2008 by and among SUNSET BRONSON ENTERTAINMENT PROPERTIES, LLC, a Delaware limited liability company, whose address is c/o Hudson Capital, LLC, 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025-0317, Attention: Victor Coleman and Howard Stern (“Borrower”), the Lenders party hereto from time to time (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, whose address is Wachovia Bank, N.A., Real Estate Financial Services, General Banking Group, Mail Code: CA 6500, 1800 Century Park East, Suite 500, Los Angeles, California 90067, as administrative agent for the Lenders (“Administrative Agent”).

RECITALS

A. Borrower has acquired fee simple title to that certain real property located in Hollywood, California, more particularly described in Exhibit A attached hereto (the “Property”).

B. Borrower has requested that the Lenders extend credit to it for the refinancing, re-entitlement and leasing of the Property and the payment of the other costs described in the Budget.

C. The Lenders are prepared to extend such credit in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the Borrower, the Lenders and the Administrative Agent, each intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used herein, the following terms shall have the meanings set forth below:

“Administrative Agent” has the meaning set forth in the preamble hereof and shall include any successor administrative agent appointed pursuant to Section 12.6.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Commitment” means the aggregate Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms of this Agreement. As of the date of this Agreement, the Aggregate Commitment is $39,000,000.

“Agreement” shall mean this Loan Agreement, as the same may be amended, modified, supplemented, renewed and restated from time to time.

“Appraisal” shall mean an appraisal of the “as is” value of the Property and the Improvements (i) ordered by Administrative Agent, (ii) prepared by an appraiser selected by and satisfactory to Administrative Agent, (iii) in compliance with all federal and state standards for appraisals (including without limitation all requirements under the Financial Institutions Reform, Recovery, and Enforcement Act), (iv) reviewed by Administrative Agent and (v) satisfying Administrative Agent’s then-current policies for appraisals; provided, however, that in reviewing such appraisals and applying such discretion, Administrative Agent will act in good faith and will consistently apply the standards generally used by Administrative Agent in the normal course of its real estate lending business in order to review and evaluate appraisals.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.1), and accepted by Administrative Agent, in substantially the form of Exhibit B or any other form approved by Administrative Agent.

“Borrower” has the meaning set forth in the preamble hereof.

“Borrower’s Knowledge” means the current actual (and not the constructive or imputed) knowledge of the Responsible Persons. Lender acknowledges that the individuals who are named as Responsible Persons are named solely for the purpose of defining the scope of Borrower s Knowledge and not for the purpose of imposing any liability or creating any duties running from such individuals to Lender.

“Borrowing Date” means any Business Day specified pursuant to Section 4.3 as a date on which the Lenders make a disbursement of the Loans hereunder.

“Budget” shall mean the cost breakdown/budget for the Loans attached hereto as Exhibit C.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte, North Carolina and Los Angeles, California for the conduct of substantially all of their commercial lending activities.

“CC&R’s” shall mean any and all covenants, conditions, restrictions, maintenance agreements or reciprocal easement agreements affecting the Project or any of the Property.

“Calendar Month” shall mean any of the twelve (12) calendar months of the year. With respect to any payment or obligation that is due or required to be performed within a specified number of Calendar Months, then such payment or obligation shall become due on the day in the last of such specified number of Calendar Months that corresponds numerically to the date on which such payment or obligation was incurred or commenced; provided, however, that with respect to any obligation that was incurred or commenced on the 29th, 30th or 31st day of any Calendar Month and if the Calendar Month in which such payment or obligation would otherwise become due does not have a numerically corresponding date, such obligation shall become due on the first Business Day of the next succeeding Calendar Month.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Date” shall mean the date the Deed of Trust is recorded in the official records of the County.

“Code” means the Internal Revenue Code of 1986, as amended or superseded from time to time. Any reference to a specific provision of the Code shall be construed to include any comparable provision of the Code as hereafter amended or superseded.

“Collateral” shall mean all real and personal property (whether tangible or intangible) in which a lien, encumbrance or security interest is granted in favor of Administrative Agent, for the benefit of the Lenders, pursuant to the Loan Documents.

“Commitment” has the meaning set forth in Section 2.1(a).

“Commitment Period” means the period from and including the date of this Agreement to the Maturity Date, or such earlier date as the Aggregate Commitment shall terminate as provided herein.

“County” shall mean Los Angeles County, California.

“Day” or “Days” shall mean calendar days unless expressly stated to be Business Days.

“Debt Service Coverage Ratio” shall mean a fraction, the numerator of which is the Net Operating Income from the Project before payment of debt service for the three-month period in question, and the denominator of which is an amount equivalent to the sum of an amount, as reasonably determined by Administrative Agent, equivalent to the interest that would accrue on the Loans during such three-month period at a rate of interest equal to the then-current LIBOR Rate (giving affect to all Swap Contracts then in effect).

“Deed of Trust” shall mean a Deed of Trust, Assignment, Security Agreement and Fixture Filing executed by Borrower, as trustor, and naming Administrative Agent as beneficiary, creating a first lien on the Property, the Improvements, and all other buildings, fixtures and improvements now or hereafter owned or acquired by Borrower and situated on the Property, and all rights and easements appurtenant thereto, securing indebtedness and obligations pursuant to the Loan Documents, all in form and substance acceptable to Administrative Agent, as such deed of trust may be amended, modified, supplemented, renewed and restated from time to time.

“Defaulting Lender” means, as of any date, any Lender that has (a) failed to make a Loan required to be made by it hereunder, (b) given notice to Administrative Agent or Borrower that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Loan required to be made by it hereunder (unless such notice is given by all Lenders) or (c) been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) with total assets of $1,000,000,000 or more that is regularly engaged in commercial lending activities as one of its core businesses, and is approved by (i) Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates or Subsidiaries.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement executed by Borrower and Indemnitor of even date herewith.

“Event of Default” shall mean the occurrence of any of the events listed in Section 11.1 of this Agreement.

“ERISA” shall mean Employee Retirement Income Security Act of 1974, as the same may, from time to time, be amended.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.10(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.10(a).

“Extended Maturity Date” shall mean an extended Maturity Date determined in accordance with Section 2.4 of this Agreement.

“Extension Fee” shall mean one quarter of one percent (.25%) of the sum of (i) amounts outstanding on the Loans as of the then applicable Maturity Date and (ii) the undisbursed amount of the Loans as of the then applicable Maturity Date.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest  1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Administrative Agent on such Business Day on such transactions as determined by Administrative Agent.

“Fee Letter” shall mean that certain letter agreement of even date herewith between Wachovia Bank and Borrower, pertaining to the payment by Borrower to Wachovia Bank of certain fees in connection with this Agreement.

“Financing Statement” shall mean one or more UCC-1 financing statements authorized by Borrower, as debtor, in favor of Administrative Agent, as secured party, and perfecting Administrative Agent’s security interest in the collateral described therein, each in form and substance satisfactory to Administrative Agent, to be filed in the Office of the Secretary of State of Delaware, and in such other offices for recording or filing such statements in such jurisdictions as Administrative Agent shall desire to perfect Administrative Agent’s security interest or reflect such interest in appropriate public records.

“Foreign Lender” means any Lender (or, if such Lender is a disregarded entity for United States federal income tax purposes, the Person treated, for United States federal income tax purposes, as the owner of the assets of such Lender) that is not organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Governmental Authority” shall mean (a) any governmental municipality or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department instrumentality or public body, or (c) any court, administrative tribunal or public utility.

“Guaranty” shall mean that certain Guaranty of even date herewith executed by Indemnitor in favor of Administrative Agent and Lenders, as more fully described therein.

“Hard Costs” shall mean acquisition costs, refinancing costs, permit costs, and other hard costs, in each case to the extent that such items are set forth in the Budget.

“Improvements” shall mean all on-site and off-site improvements to the Property, including the existing approximately 306,722 square foot structures located at 5300 West Sunset Boulevard, together with all capital improvements, fixtures, tenant improvements and appurtenances now or later to be constructed and/or located on the Property and/or in such improvements.

“Indebtedness” means, as to any Person (a) indebtedness created, issued, incurred or assumed by such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person to pay the deferred purchase price of property or services; (c) all indebtedness secured by a lien on any asset of such Person whether or not such indebtedness is assumed by such Person; (d) all obligations, contingent or otherwise, of such Person directly or indirectly guaranteeing any indebtedness or other obligation of any other Person or in any manner providing for the payment of any indebtedness or other obligation of any other Person or otherwise protecting the holder of such indebtedness against loss (excluding endorsements for collection or deposit in the ordinary course of business); (e) the amount of all reimbursement obligations and other obligations of such Person (whether due or to become due, contingent or otherwise) in respect of letters of credit, drafts, notes, bankers’ acceptances, surety or other bonds and similar instruments; (f) all other obligations that would be included as liabilities on a balance sheet prepared in accordance with GAAP; and (g) net liabilities under Swap Contracts.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitor” means Hudson Sunset Gower, LLC, a Delaware limited liability company.

“Interest Period” means each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest is due 1 month thereafter; provided, (a) the first Interest Period shall commence on the Closing Date and end on the first day of the next Calendar Month, (b) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month, and (c) any Interest Period that would otherwise extend past the Maturity Date shall end on the Maturity Date.

“Issuing Lender” means Wachovia Bank, N.A. in its individual capacity as a Lender issuing Letters of Credit under this Agreement and such other Lenders as Borrower and Administrative Agent hereafter approve to issue Letters of Credit hereunder.

“KTLA Lease” shall mean that certain Lease executed by Sunset Studios Holdings, LLC, a Delaware limited liability company, predecessor-in-interest to Borrower, as landlord, and KTLA, Inc., as tenant, and dated as of January 30, 2008.

“Leases” means all leases, and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals and modifications thereof.

“Lenders” has the meaning set forth in the preamble hereof.

“Lending Office” means with respect to a Lender, the office, branch, subsidiary or affiliate of such Lender identified in the Administrative Questionnaire delivered by such Lender to the Administrative Agent or otherwise selected by such Lender pursuant to Section 4.5.

“LIBOR Rate” means, with respect to each Interest Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars having a maturity of one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the second London Banking Day before such Interest Period Begins, plus 3.65% per annum; provided that, if no such offered rates appear on such page, the applicable “LIBOR Rate” shall instead be the arithmetic average (rounded upward, if necessary, to the next higher  1/100th of 1%) of rates quoted by not less than two (2) major lenders in New York City, selected by the Administrative Agent in its reasonable discretion, at approximately 10:00 a.m., New York City time, on such day, for deposits in U.S. dollars offered by leading European banks having a maturity of one month in a amount comparable to the outstanding principal amount of the Loans, plus 3.65% per annum; provided, further, that if on any day the Administrative Agent is unable to determine the LIBOR Rate in the foregoing manner, the LIBOR Rate for such day shall be the rate per annum equal to the Prime Rate for such day. Notwithstanding the foregoing, from and after June 1, 2010, in no event shall the “LIBOR Rate” hereunder ever be less than 5.90% per annum.

“Loan Documents” shall mean this Agreement, the Notes, the Deed of Trust, Financing Statements, the Guaranty, the Environmental Indemnity, and all other documents and instruments now or hereafter executed and delivered in connection with this Agreement and the Loans described herein.

“Loan-to-Value Ratio” shall mean the ratio, expressed as a percentage, of (i) the sum of (A) the outstanding principal balance of the Loans and (B) the undisbursed amount of the Loans to (ii) the as-is value of the Project, as set forth in the applicable Appraisal, as approved by Administrative Agent in its reasonable discretion.

“Loans” means the loans made pursuant to this Agreement that are more particularly described in Section 2.1.

“London Banking Day” means a day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Maturity Date” shall mean the date upon which the Loans become due and payable, which date shall be May 30, 2010; provided that if the Maturity Date is extended as provided in Section 2.4, it shall mean the Extended Maturity Date.

“Net Operating Income” shall mean the amount of (a) Rental Income for the applicable three (3) month period of time in question, less (b) the amount of Operating Expenses for such period of time.

Net Sales Proceeds: The gross sales price for the Satellite D Parcel, minus customary and reasonable expenses (not to exceed seven percent (7%) of the gross sales price) actually incurred.

“Non-Related Party” shall mean a person or entity that is not an Affiliate of Borrower.

“Note” or “Notes” means a promissory note or notes substantially in the form of Exhibit D, executed and delivered by Borrower payable to the order of a Lender, and delivered pursuant to Section 2.2 or any other provision hereof, as the same may be modified, amended, supplemented or replaced from time to time.

“Notice of Borrowing” has the meaning set forth in Section 4.3(a) and shall be in the form of Exhibit E.

“Obligations” means any and all indebtedness and obligations of Borrower owing to Agent and Lenders under the Loan Documents.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Expenses” shall mean any and all costs and expenses incurred in connection with the Project (or which should spent to operate and maintain the Project at the level currently managed) during the applicable three-month time period in question as reasonably determined by Lender, including without limitation (a) taxes and assessments imposed upon the Project which are reasonably allocable to such time period, (b) bond assessments which are reasonably allocable to such time period, (c) insurance premiums for casualty insurance and liability insurance carried in connection with the Project which are reasonably allocable to such time period, (d) operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Project which are reasonably allocable to such time period, including a management fee equal to three percent (3.0%), and (e) a $0.25 per square foot per annum replacement reserve reasonably allocable to such time period. Operating Expenses shall not include any interest, principal, loan fees, extension fees or other payments on the Loan or capital expenditures.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parking Lease” shall mean that certain Parking Lot Lease between Parking Lease Lessor, as lessor, and Borrower, as lessee, dated as of May 12, 2008.

“Parking Lease Lessor” shall mean Sunset Studios Holdings, LLC, a Delaware limited liability company.

“Permitted Exceptions” means the matters approved by Administrative Agent as permitted exceptions of title with respect to the Property and set forth as exceptions to title in the Title Insurance Policy approved by Administrative Agent.

“Person” shall mean a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

“Prime Rate” means that interest rate so denominated and set by Wachovia Bank from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia Bank. Wachovia Bank lends at interest rates above and below the Prime Rate.

“Project” shall mean the Property and the Improvements.

“Project Costs” means all costs incurred or to be incurred by Borrower with respect to the acquisition and/or refinancing of the Property, and the leasing, re-entitlement, development and operation of the Project, as set forth in the Budget.

“Property” shall mean the real property described in Exhibit A attached hereto.

“Ratable Share” means, with respect to any Lender on any date, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment.

“Rental Income” shall mean the rental income and any other income received by Borrower, as reasonably determined by Administrative Agent, for the three (3) month period of time in question from the tenant Leases of the Improvements which are then in effect (and as to which the tenants thereunder are in possession and paying rent, and are not in default); provided, however, rental income and other income to be received by Borrower, as reasonably determined by Administrative Agent, from the tenant Leases of the Improvements which are then in effect, but under which rent has not yet commenced (and as to which the tenants thereunder are not in default), shall be credited to Rental Income.

“Register” has the meaning set forth in Section 13.1(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” shall mean, (i) at any particular time that there are three (3) or more Lenders, Lenders having at least 66- 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders having at least 66- 2/3% of the aggregate amount of the Loans then outstanding or (ii) at any particular time that there are two (2) or fewer Lenders, all the Lenders; provided in each case that the Commitment of, and the portion of the Loans held by, any Defaulting Lender (and the Defaulting Lender itself if there are two (2) Lenders) shall be excluded for purposes of determining Required Lenders.

“Responsible Persons” shall mean Christopher Barton and Dale Shimoda.

“Responsible Officer” means as to Borrower or any of its Subsidiaries, any of the chief executive officer, president, any vice president or chief financial officer of the with respect to Borrower or such Subsidiary and, with respect to financial matters and matters, any of the chief financial officer or treasurer with respect to Borrower or such Subsidiary, or Christopher Barton or Howard Stern.

“Satellite D Parcel” means the approximately 13,242 square-foot portion of the Project located on Bronson Avenue and more particularly described in Exhibit I attached hereto.

“Soft Costs” shall mean the fees and costs other than Hard Costs, which shall include, without limitation, loan fees, advertising, fees and costs for direct project supervision, project overhead, project audit fees, management fees, temporary facilities, interest, appraisal fees, real property taxes, processing fees, insurance and closing costs plus any other costs, fees or expenses, all as approved by Administrative Agent in its reasonable discretion, in each case to the extent that such items are set forth in the Budget.

“Subsidiary” shall mean, as to any Person, a corporation, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, and with respect to Borrower shall include all Subsidiaries of Subsidiaries of Borrower, provided that no joint venture will be a Subsidiary. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower (including Subsidiaries of Subsidiaries).

“Swap Contract” shall mean any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, interest cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, together with any related schedules and confirmations, as amended, supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title Company” shall mean Chicago Title Insurance Company, or such other title insurance company as Administrative Agent may approve from time to time.

“Title Insurance Policy” shall mean a title insurance policy issued by the Title Company, in form and substance satisfactory to Administrative Agent and containing such endorsements as Administrative Agent may require.

“Total Costs” shall mean the sum of Hard Costs (including all acquisition costs of the Property) and Soft Costs.

“Treasury Note Rate” shall mean the yields reported, as of 10:00 a.m. (New York time) on any Business Day (hereinafter defined), on the display designated as “Page 678” on the Telerate Data Service (or such other display as may replace Page 678 on the Telerate Data Service) for actively traded U.S. Treasury securities having a maturity equal to ten (10) years, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the latest Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Business Day, in Federal Reserve statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields. The term “Business Day” as used in this paragraph means a day on which banks are open for business in New York, New York.

“Unmatured Event of Default” shall mean an event or condition which with notice or lapse of time, or both, would become an Event of Default.

“Wachovia Bank” means Wachovia Bank, National Association, a national banking association.

1.2 Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein or in the Recitals shall have the meanings assigned to them in conformity with generally acceptable accounting standards and principles, consistently applied (“GAAP”).

ARTICLE II

THE LOANS

2.1 Agreement to Lend and Borrow.

(a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans to Borrower from time to time during the Commitment Period in an aggregate principal amount of Loans made by such Lender not to exceed the amount set forth on Exhibit F attached hereto (such Lender’s obligations to make Loans in such amounts, as reduced, increased or otherwise modified from time to time pursuant to the terms of this Agreement, being referred to herein as such Lender’s “Commitment”). The proceeds of the Loans shall be used for the purposes of paying for the costs of acquiring and/or refinancing the Property, leasing the Improvements, re-entitlement of the Project and for the other purposes set forth in the Budget. All amounts advanced under the Loans and repaid may not be re-borrowed.

(b) Agent and Lenders shall not have any obligation to make any Loan that would have the effect of increasing the aggregate amount of all Loans made by Lenders hereunder plus the amount of all L/C Obligations (as defined in Section 4.15 below) to an amount exceeding the Aggregate Commitment.

2.2 Evidence of Indebtedness. The Loans made by the Lenders pursuant hereto shall be evidenced by Notes, payable to the order of each Lender in the amount of its Commitment and evidencing the obligation of Borrower to pay the aggregate unpaid principal amount of the

Loans made by such Lender, with interest thereon as prescribed in Section 2.3. Each Lender is hereby authorized to record electronically or otherwise the date and amount of each Loan disbursement made by such Lender, and the date and amount of each payment or prepayment of principal thereof, and any such recordation shall be conclusive absent manifest error as to the accuracy of the information so recorded; provided, however, the failure of such Lender to make, or any error in making, any such recordation(s) shall not affect the obligation of Borrower to repay outstanding principal, interest, or any other Obligation due hereunder or under the Notes in accordance with the terms hereof and thereof.

2.3 Interest Rate; Principal Amortization.

(a) Payment. The Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the LIBOR Rate. Interest shall be payable in arrears and shall be due on the first Business Day of each Calendar Month and on the last day of the Commitment Period.

(b) Rate after Default. If all or a portion of the principal amount of any of the Loans made hereunder or any installment of interest on any Loan shall not be paid on or prior to the fifth (5th) day after the same becomes due (whether at the stated maturity, by acceleration or otherwise and after any applicable opportunity to cure), any such overdue principal amount and, to the extent permitted by applicable law, any overdue installment of interest on any Loan shall, without limiting any other rights of the Lenders, bear interest, payable on demand, for each day thereafter until paid at a rate per annum equal to the sum of 4% plus the LIBOR Rate. After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Lenders, bear interest at a rate per annum equal to the sum of 4% plus the LIBOR Rate.

(c) Computation of Interest. Interest in respect of the Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Each determination of an interest rate by Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Lenders and Borrower in the absence of manifest error.

(d) No Deductions. All payments of principal or interest under the Notes shall be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be owed and paid by Borrower. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by the Lenders is not less than that required by this Agreement and the Notes.

(e) Late Charge. If any payments (other than the principal payment due on the Maturity Date) under the Notes or any other Loan Documents are not made on or prior to the fifth (5th) day after the same becomes due, Borrower shall also pay to Administrative Agent (for the benefit of the Lenders) a late charge equal to 4% of such payment. Acceptance by Administrative Agent of any late payment without an accompanying late charge shall not be deemed a waiver of Administrative Agent’s right to collect such late charge or to collect a late charge for any subsequent late payment received.

2.4 Maturity of the Loans. The outstanding principal balance of the Loans, together with all unpaid accrued interest thereon (not otherwise paid when due), and all other amounts payable by Borrower with respect to the Notes or pursuant to the terms of any other Loan Documents (not otherwise paid when due), shall be due and payable in full on the Maturity Date; provided, however, that the Maturity Date may be extended for three additional periods of twelve (12) months each, upon Borrower’s satisfaction of the following terms and conditions as to each such proposed extension prior to each such extension:

(a) At least thirty (30) days (but not more than one hundred twenty (120) days) prior to the then applicable maturity date, Borrower shall give Administrative Agent and each Lender written notice that Borrower desires an extension of said maturity date;

(b) At the time notice of such extension is given to Administrative Agent and the Lenders and at the time of such extension, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

(c) At the time of such extension, Borrower shall pay the Extension Fee to Administrative Agent, for the ratable benefit of the Lenders, in cash or immediately available funds, which extension fee is fully earned and non-refundable regardless of whether the Loans are repaid prior to the expiration of any extension period;

(d) Borrower shall have paid all reasonable, out-of-pocket costs and expenses of Administrative Agent in connection with such extension;

(e) Borrower, at its sole cost and expense, shall have obtained such endorsements to the Title Insurance Policy as Administrative Agent may reasonably require in connection with such extension;

(f) At Administrative Agent’s option, Administrative Agent shall have received and approved an updated (within 90 days proceeding the proposed extension) Appraisal of the Project at Borrower’s sole cost and expense, which demonstrates a Loan-to-Value Ratio of not to exceed forty-eight percent (48%); provided that Borrower may satisfy this requirement notwithstanding that such Loan-to-Value Ratio has been exceeded by paying down the outstanding balance of the Loan within thirty (30) days of being notified of such non-compliance by an amount sufficient so that such required Loan-to-Value Ratio, calculated based upon an assumed outstanding principal balance of the Loan (after giving affect to such paydown) is achieved;

(g) The Debt Service Coverage Ratio for the Project for the three month period immediately preceding the then applicable Maturity Date shall have been at least 1.35 to 1.0; provided that Borrower may satisfy this requirement notwithstanding that such Debt Service Coverage Ratio has not been met by paying down the outstanding balance of the Loan within thirty (30) days of being notified of such non-compliance by an amount sufficient so that such required Debt Service Coverage Ratio, calculated with a denominator equal to the amount of interest that would accrue on the Loans (after giving effect to such paydown) based upon the then current interest rate, is achieved. For purposes of this Section 2.4(g) only, “Debt Service Coverage Ratio” shall mean a fraction, the numerator of which is the Net Operating Income from the Project before payment of debt service for the three month period in question, and the denominator of which is an amount equivalent to the sum of (i) an amount, as reasonably determined by Administrative Agent, equivalent to the interest that would accrue on the Loans during such three month period at a rate of interest equal to the greater of (A) seven percent (7.0%) per annum, or (B) the rate of two percent (2.0%) per annum above the Treasury Note Rate (herein defined), and (ii) an amount for such period, as reasonably determined by Administrative Agent, equivalent to the amount of principal that would be payable during such three month period according to a schedule that would fully amortize the Loans over a 30-year period given the foregoing rate of interest.; and

(h) Borrower shall have given evidence satisfactory to Administrative Agent that either (i) the Swap Contract entered into in accordance with Section 13.30 has been extended at least through the Extended Maturity Date or (ii) Borrower has entered into a new Swap Contract satisfying the requirements set forth in Section 13.30 with term at least through the Extended Maturity Date.

(i) Borrower shall have given evidence satisfactory to Administrative Agent that either (i) the term of the Parking Lease remains in full force with a term expiring no earlier than (or has been extended through at least, in the case of the final extension) the date which is twelve months after the Extended Maturity Date, or (ii) after giving effect to the loss of parking resulting from the termination of the Parking Lease, the remainder of the Project encumbered by the Deed of Trust has adequate parking to satisfy zoning requirements (as evidenced by a zoning letter or zoning report delivered to Administrative Agent) and requirements under the Leases.

2.5 Security. Payment of the Notes shall be secured by the following:

(a) The Deed of Trust;

(b) The Guaranty (subject to the limitations set forth therein);

(c) To the extent to which they may be assigned, all rights, licenses, permits, franchises, authorizations, approvals and agreements relating to the use, occupancy or operation of the Project, including all governmental permits and entitlements to use; and

(d) The Financing Statement.

2.6 Fees.

(a) Loan Fee and Other Fees. Borrower shall pay to Wachovia Bank the fees specified in the Fee Letter, at the time specified in the Fee Letter. All such fees payable to Wachovia Bank under the Fee Letter shall belong solely to Wachovia Bank, and Wachovia Bank shall not be required to share any such fees or compensation specified in the Fee Letter with any of the other Lenders (except only to the extent, if at all, set forth in a separate written agreement between Wachovia Bank and any of such other Lenders).

(b) Extension Fees. Borrower shall pay all fees for any maturity date extension as and when due pursuant to this Agreement.

(c) L/C Fees. With respect to the Letters of Credit, Borrower shall pay to Administrative Agent each L/C Fee pursuant to Section 4.15 below.

2.7 Increased Costs.

(a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

2.8 Payments; Pro Rata Treatment.

(a) Each borrowing by Borrower from the Lenders hereunder, each payment (including each prepayment) by Borrower on account of principal of and interest on the Loans, and each payment by Borrower on account of any reduction of the Commitments, shall be made pro rata according to the respective Lenders’ Ratable Shares; provided that any Defaulting Lender shall not be entitled to its Ratable Share of any such payment by Borrower until such time as such Defaulting Lender has paid its Ratable Share of all borrowing payable by it hereunder, together with interest thereon (as provided in Section 2.12(a)), to Administrative Agent in accordance with the terms of this Agreement. All payments (including prepayments) to be made by Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 p.m., Charlotte, North Carolina time, on the due date thereof to Administrative Agent, for the account of the Lenders, at Administrative Agent’s office at 301 South College Street, Charlotte, North Carolina, or at such other office as directed by Administrative Agent from time to time, in Dollars and in immediately available funds. Administrative Agent shall promptly distribute such payments to the Lenders upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b) Borrower may from time to time pay, without penalty or premium, all outstanding Loans, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Loans, upon notice to Administrative Agent not later than 11:00 a.m. Charlotte, North Carolina time on the date of payment; provided, that, notwithstanding the foregoing, no more than two prepayments of Loans may be made each calendar month.

(c) In addition to the principal payments otherwise required hereunder, Borrower shall make mandatory prepayments (“Mandatory Prepayments”) of principal as set forth below. Amounts repaid hereunder may not be reborrowed. If Administrative Agent notifies Borrower at any time that the aggregate amount of the Loans made hereunder plus the L/C Obligations exceeds the Aggregate Commitment, then, within five (5) Business Days after receipt of such notice, Borrower shall prepay the outstanding principal amount of the Loans in an aggregate amount sufficient to reduce such outstanding principal plus the L/C Obligations as of such date of payment to an amount not to exceed the Aggregate Commitment.

2.9 Designation of a Different Lending Office. If any Lender requests compensation under Section 2.7, or requires Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.10, then such Lender, unless directed by Borrower not to do so, shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.7 or Section 2.10, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.10 Taxes.

(a) Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Without limiting the provisions of paragraph (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Borrower shall indemnify Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to Borrower (with a copy to Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made. If a Foreign Lender fails to establish to the reasonable satisfaction of Borrower that payments made to such Foreign Lender under the Loan Documents are exempt from United States withholding taxes, Borrower shall remit all required withholding taxes to the applicable taxing authority and all such withheld amounts (to the extent treated hereunder as Excluded Taxes) shall be treated, for purposes of the Loan Documents, as if they were paid to such Foreign Lender.

(f) If Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Administrative Agent, such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

2.11 Survival of Indemnity. Determination of amounts payable under Section 2.7 shall be calculated as though each Lender funded its Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. The obligations of Borrower under Section 2.7 and Section 2.10 shall survive repayment of the Notes and termination of this Agreement.

2.12 Funding by Lenders; Payments by Borrower; Presumptions by Administrative Agent.

(a) Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of Loans that such Lender will not make available to Administrative Agent such Lender’s Ratable Share of such Loans, Administrative Agent may assume that such Lender has made such Ratable Share available on such date in accordance with Section 4.4 and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its Ratable Share of the Loans available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the Federal Funds Rate and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to the Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its Ratable Share of Loans to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(b) Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Federal Funds Rate.

2.13 Replacement of Lenders. If any Lender requests compensation under Section 2.7, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.10, or if any Lender is a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, either pay such Lender’s Commitment (and thereby reduce the Aggregate Commitment) or require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.1), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that: (a) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from Borrower in the case of a pay off or the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); (b) in the case of any such payoff or assignment resulting from a claim for compensation under Section 2.7 or payments required to be made pursuant to Section 2.10, such payoff or assignment will result in a reduction in such compensation or payments thereafter; (c) such payoff or assignment does not conflict with applicable law; (d) in the case of a payoff, Borrower pays all applicable breakage fees owing under the Loan Documents; and (e) in the case of a payoff, Borrower deposits with Administrative Agent the positive difference between such Lender’s Commitment and the outstanding principal of such Lender’s Loans, which amount shall be advanced in full, subject to the conditions and pursuant to the terms set forth in this Agreement for advancing Loan proceeds, prior to the advance of any additional Loan proceeds. A Lender shall not be required to allow any such payoff or make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such payoff or assignment and delegation cease to apply.

2.14 Cash Management Account.

(a) On or prior to the Closing Date (and as a condition to the closing of the Loans and the first disbursement of funds hereunder), Borrower shall establish a deposit account (herein the “Cash Management Account”) controlled by a cash management agreement (herein the “Cash Management Agreement”) approved by Administrative Agent and pursuant to which Borrower shall have no right of withdrawal, except as specified herein. All rents, income and other sums and amounts collected by Borrower (and/or any agent or property manager of Borrower) with respect to the Project each month shall be deposited directly into the Cash Management Account promptly upon receipt by Borrower (or such agent and/or property manager). Administrative Agent, for the benefit of Lenders, shall have, and is hereby granted by Borrower, a security interest in the Cash Management Account to secure the Obligations. All funds in the Cash Management Account shall be remitted to Borrower from time to time in accordance with the terms of the Cash Management Agreement; provided, however (a) at any time that the Debt Service Coverage Ratio for the most-recent three-month period (measured monthly on a rolling three-month basis) is less than 1.10:1.0, funds in the Cash Management Account shall be swept daily into the Collection Account (as defined in the Cash Management Agreement) in accordance with the terms of the Cash Management Agreement, and any funds remaining in the Collection Account after payment of all interest payments, principal amortization payments, reserves, escrows and any other sums then owing to Administrative Agent and/or Lenders under the terms of the Loan Documents and payment of all Operating Expenses shall be retained in the Collection Account and may be disbursed by Administrative Agent, in its sole discretion, for Project-related costs, or (b) if any Event of Default shall have occurred and is continuing, all sums and amounts deposited in both the Cash Management Account and the Collection Account may be applied by Administrative Agent, for the benefit of Lenders, to the Obligations in the order and manner chosen by Administrative Agent in its sole discretion. For purposes of calculating the Debt Service Coverage Ratio under this Section 2.14 only, the assumed interest rate shall be the then-current LIBOR Rate.

(b) If the Debt Service Coverage Ratio is at least 1.10:1.0 for three consecutive months (measured monthly on a rolling three-month basis), and so long as no Event of Default or Unmatured Event of Default then exists, amounts on deposit in the Cash Management Account shall be released to Borrower upon Borrower’s request therefor.

2.15 Partial Release of Collateral. Except as expressly set forth below in this Section, Administrative Agent shall have no obligation to release any of the Collateral for the Loans until all of Borrower’s indebtedness and obligations under the Loan Documents have been paid and performed in full, and all obligations of Administrative Agent and Lenders under this Agreement and the other Loan Documents have terminated. Borrower shall be entitled to obtain a release of the Satellite D Parcel (but not any other portion of the Project) from the lien of the Loan Documents, provided that all of the following conditions are satisfied:

(a) Borrower has provided Lender with at least fifteen (15) but not more than sixty (60) days prior written notice (the “Partial Release Notice”) of the proposed release together with copies of any documents which Borrower requests that Administrative Agent execute in connection with such proposed release;

(b) At the time the Partial Release Notice is given to Administrative Agent and the Lenders and at the time of such release, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

(c) Concurrently with Administrative Agent’s release of the Satellite D Parcel, Borrower shall pay to Administrative Agent (for the ratable benefit of the Lenders) a release payment (the “Release Payment”) equal to the greatest of the following amounts

(i) $1,400,000;

(ii) Ninety percent (90%) of the Net Sales Proceeds from the sale of the Satellite D Parcel; or

(iii) The amount which, when applied to the outstanding principal balance of the Loans, would result in an Loan-to-Value Ratio (after such application) of forty-eight percent (48%), based on the portion of the Project remaining as Collateral after giving effect to the proposed release. In connection therewith, at Administrative Agent’s option, Administrative Agent shall have received and approved an updated (within 90 days preceeding the proposed release) Appraisal of the portion of the Project remaining as Collateral at Borrower’s sole cost and expense;

(d) The Satellite D Parcel and the portion of the Project remaining as Collateral shall each constitute a legally subdivided interest in real property, and the release of the Satellite D Parcel will not (i) violate any requirements of any document of record covering the Satellite D Parcel or the portion of the Project remaining as Collateral in any material respect, (ii) cause the remainder of the Project to be in violation of any setback, zoning or other similar restrictions in any material respect, or (iii) violate in any material respect any applicable laws regarding subdivisions, parcel maps and the division of land into lots or parcels;

(e) Borrower shall have delivered to Administrative Agent evidence satisfactory to Administrative Agent in its reasonable discretion that the Satellite D Parcel and the balance of the Project, after giving effect to the release, shall not be dependent on each other or on any other parcel for compliance with any of the laws or restrictions described in paragraph (d) above;

(f) Borrower shall have delivered to Administrative Agent evidence satisfactory to Administrative Agent in its reasonable discretion that the balance of the Project, after giving effect to the release, shall have adequate parking (either on-site or on adjacent property subject to recorded easement agreements acceptable to Administrative Agent);

(g) Administrative Agent shall be satisfied in its reasonable discretion that the remaining Project, after the proposed release, has (independent of the Satellite D Parcel) adequate ingress and egress to one or more physically open, publicly dedicated streets, and is adequately serviced by public or onsite water systems, sewer or septic systems and utilities;

(h) Borrower shall have executed and delivered to Administrative Agent such other instruments, certificates and documentation as Administrative Agent shall reasonably request in order to preserve, confirm or secure the validity and priority of the remaining liens and security granted to Administrative Agent under the Loan Documents, including any amendments, modifications or supplements to any of the Loan Documents and endorsements to the title insurance policy insuring the lien of the Deed of Trust encumbering the remainder of the Project;

(i) Borrower shall have provided to Administrative Agent a tax parcel endorsement to the Title Insurance Policy, or other evidence reasonably satisfactory to Lender, that the remaining Project shall be taxed as a separate tax parcel;

(j) Borrower shall have delivered to Administrative Agent a copy of the purchase and sale agreement and all other related material documentation with respect to any sale of the Satellite D Parcel;

(k) Borrower shall have delivered to Administrative Agent true, correct and complete copies of any mutual covenants, conditions and restrictions, easement agreements, plans or other agreements to be executed in connection with the release (if any) which affect the balance of the Project, all of which shall be in form and substance reasonably satisfactory to Administrative Agent and shall be in full force and effect contemporaneously with the release; and

(l) Borrower shall have paid all reasonable costs and expenses incurred by Administrative Agent and Lenders in connection with the proposed release, including reasonable out-of-pocket attorneys’ fees and costs (excluding fees and costs for in-house legal counsel) and all title insurance premiums for title endorsements required by Administrative Agent in connection with the proposed release.

2.16 Partial Release of Main Lot Development Parcel. Administrative Agent agrees to consider in good faith a one-time request from Borrower for the release of a legally-subdivided portion of the land shown on Exhibit H attached hereto and incorporated herein by reference (the “Release Parcel”) in connection with the construction of a parking garage and/or office building thereon; provided, however, Administrative Agent may approve or reject such request in its sole discretion, and any approval shall be subject to any conditions deemed appropriate by Administrative Agent in its sole discretion. If the parties have not agreed upon mutually acceptable terms for such release within fifteen (15) Business Days after Administrative Agent’s receipt of Borrower’s proposal for the construction, development and release of the Release Parcel, Section 10.20 shall be of no further force or effect; provided, however, Borrower agrees to negotiate with Administrative Agent in good faith and not for the purpose of terminating its obligations under Section 10.20.

ARTICLE III

CONDITIONS PRECEDENT

3.1 Closing. Administrative Agent’s and the Lender’s obligations to close the Loans and perform under this Agreement are expressly conditioned upon (i) Borrower’s satisfaction of all of the conditions set forth in Exhibit G hereto; (ii) Borrower’s satisfaction of the conditions for disbursement set forth in Article IV (as applicable); (iii) the Title Company’s unconditional commitment to issue the Title Insurance Policy; and (iv) Borrower’s delivery to Administrative

Agent of the following documents, in form and content satisfactory to Administrative Agent, duly executed (and acknowledged where necessary) by the appropriate parties thereto, if applicable:

(a) This Agreement;

(b) The Notes;

(c) The Deed of Trust, which shall be duly recorded in the official records of the County;

(d) The Financing Statement, which shall be duly filed with the California Secretary of State;

(e) The Environmental Indemnity;

(f) Assignments of all agreements, contracts, rights, permits, licenses, entitlements, authorizations, and franchises relating to the Project, and consents to such assignments where deemed appropriate by Administrative Agent

(g) The Guaranty; and

(h) Such other documents that Administrative Agent may reasonably require.

ARTICLE IV

LOAN DISBURSEMENTS

4.1 Recordation Disbursements. Upon recordation of the Deed of Trust and satisfaction of all conditions set forth herein, provided that the Title Company has issued or irrevocably committed in writing to issue to Administrative Agent the Title Insurance Policy referred to in Section 5.1 hereof, Lenders shall disburse, subject to the limitations of the Budget, to Borrower or to the persons, firms or corporations entitled thereto the amounts (if approved in writing by Administrative Agent) necessary to pay all or portions of: (i) reasonable out-of-pocket costs, charges and expenses incurred by (A) Administrative Agent and payable by Borrower hereunder or (B) Borrower in connection with title insurance charges and premiums, tax and lien service charges, recording fees, escrow fees, real property taxes and assessments, and insurance premiums payable in connection with Borrower’s acquisition of fee title to the Property; (ii) the amount necessary to complete the purchase of the Property (or to reimburse Borrower for such amounts previously paid by Borrower); and (iii) other Project costs and expenses theretofore incurred by Borrower.

4.2 Subsequent Disbursements. Subsequent to recordation of the Deed of Trust and subject to the provisions of this Agreement, Borrower shall be entitled to Loan advances as are required to be used for the payment of:

(a) interest on borrowings under the Notes;

(b) the costs and expenses of Administrative Agent and the Lenders which are payable by Borrower or reimbursable by Borrower as set forth herein;

(c) to the extent applicable, the Hard Costs and Soft Costs with respect to the Project in accordance with the applicable provisions of the Budget; provided, however, the amount of funds available for such disbursements will be reduced, pro rata for each applicable line item of the Budget, by the sum of the face amount of all outstanding Letters of Credit (defined below), if any; and

(d) for the payment of draws under standby letters of credit made by the Issuing Lender (individually, “Letter of Credit”, and collectively “Letters of Credit”) in accordance with Section 4.15.

4.3 Notice of Borrowing.

(a) Borrower may borrow under the Commitments, during the Commitment Period, provided Borrower shall give Administrative Agent written notice, substantially in the form of Form of Exhibit E hereto (the “Notice of Borrowing”) signed by a Responsible Officer, which Notice of Borrowing must be received at least five (5) Business Days prior to the date of the requested Loans. Each Notice of Borrowing shall be irrevocable. Each Notice of Borrowing shall specify (i) the Borrowing Date (which shall be a Business Day), and (ii) the amount of the requested Loans. Upon receipt of a Notice of Borrowing, Administrative Agent shall promptly (i) notify each Lender of the contents thereof and of such Lender’s ratable share of the requested Loans and (ii) provide each Lender a copy of the Notice of Borrowing.

(b) Upon the reasonable request of Administrative Agent at any time or from time to time, Borrower shall also deliver to Administrative Agent (i) a list of the names and addresses of all material dealers, laborers and subcontractors with whom written agreements (if any) have been made by Borrower or Borrower’s general contractor (if any), (ii) lien waivers and releases with respect to all work performed and materials supplied (if any) in connection with the Improvements, and (iii) copies of invoices greater than $25,000 (or any other amount as hereinafter requested by Administrative Agent).

4.4 Availability of Funds. Subject to satisfaction of the terms and conditions of this Agreement, each Lender shall deposit funds with Administrative Agent for the account of Borrower by 2:00 p.m. Charlotte, North Carolina time on the Borrowing Date by wire transfer or other immediately available funds equal to its Ratable Share of the Loans to be made on the Borrowing Date. Except as provided above, the Loans will then be disbursed to Borrower by Administrative Agent crediting the account of Borrower on the books of Administrative Agent with the aggregate amounts made available to Administrative Agent by the Lenders, and in like funds as received by Administrative Agent, and all Loan proceeds shall be withdrawn and used solely for the purposes specified in the Notice of Borrowing and Borrower shall upon the request of Administrative Agent, promptly furnish Administrative Agent with evidence of such use.

4.5 Lending Offices. Each Lender may book its Loans at any Lending Office selected by such Lender and may change its Lending Office from time to time. All terms of this Agreement shall apply to any such Lending Office and the Loans and the Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Office. Each Lender may, by written notice to Administrative Agent and Borrower in accordance with Section 13.2, designate replacement or additional Lending Offices through which Loans will be made by it and for whose account Loan payments are to be made.

4.6 Borrowing Monthly. Notwithstanding anything to the contrary in this Agreement, Borrower may submit no more than one (1) Notice of Borrowing in any Calendar Month. Each borrowing must be in an amount not less than $100,000.

4.7 Method of Loan Advances. Loan Advances shall be disbursed directly to Borrower, provided however, that in the event that Administrative Agent determines that Borrower has failed to honor any obligation under the Loan Documents, then Administrative Agent may, at Administrative Agent’s option, disburse Loan advances (a) directly to Borrower, (b) directly to persons supplying labor, materials and services in connection with the Improvements, or (c) jointly to Borrower and said persons.

4.8 Limitations and Conditions on Loan Advances. Borrower shall be entitled to Loans only in accordance with the terms and conditions of this Agreement (unless waived or modified by Administrative Agent) and, in addition, each of the following conditions (unless waived or modified by Administrative Agent):

(a) Subject to representations and warranties that, by nature, cannot remain true and correct, the representations and warranties of Borrower contained in all of the Loan Documents shall be correct in all material respects on and as of the date of the disbursement as though made on and as of that date and no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the date of the disbursement;

(b) Disbursement of Loan proceeds shall be available only to pay costs actually incurred by Borrower in connection with the acquisition and/or refinancing of the Project, the leasing of the Improvements, and the other purposes set forth in the Budget;

(c) Prior to each Loan advance, Administrative Agent shall have received and approved the documents required pursuant to Section 4.3 hereof, and, if applicable, properly completed and executed AIA forms G702 and G703;

(d) No stop notices shall have been received by Administrative Agent which Administrative Agent believes requires the withholding of any Loan advance;

(e) No mechanics’ lien shall have been recorded against the Property and remain undischarged or unreleased (other than mechanics' liens that have been bonded over);

(f) Administrative Agent shall be satisfied that the Loan advance will not be junior in priority to any mechanics’ or materialmen’s liens or any intervening or other liens on the Property (other than mechanics’ liens that have been bonded over);

(g) Prior to each Loan advance, Borrower shall have delivered to Administrative Agent all material approvals, consents, permits and licenses issued by Governmental Authorities required for the Project that have not been previously delivered to

Administrative Agent, and all approvals, consents, permits and licenses then required for the Project shall remain in full force and effect;

(h) Loan advances shall be limited to thirty percent (30%) of the actual amounts of costs incurred with respect to items set forth in the Budget, as indicated by invoices, statements, vouchers, receipts or other written evidence satisfactory to Administrative Agent (it being understood that Borrower shall pay the remaining seventy percent (70%) out of its own funds [i.e., not Loan proceeds]);

(i) All Loan advances shall be limited to the purposes and amounts set forth in the categories set forth in the Budget; provided that notwithstanding any limitations on disbursements set forth in this Agreement, the budget, or otherwise, Borrower shall pay all costs and expenses arising in connection with the Project;

(j) Administrative Agent shall not be required to disburse any requested Loans before five (5) days after the receipt of the applicable Notice of Borrowing, and in any event until all applicable conditions and requirements in this Agreement have been satisfied; and

(k) Borrower shall not be entitled to any Loan advances for any costs under the headings “Investor Equity” or “Developer Equity” on the Budget and such costs will either be paid directly by Borrower at or prior to closing if so required in the Budget, deposited with Administrative Agent pursuant to the requirements of Section 4.10 below if so required by Administrative Agent, or otherwise paid directly by Borrower; provided, however, that this clause (k) shall not apply to any management fees, disposition fees or leasing fees payable by Borrower.

4.9 Reallocation of Amounts. At Administrative Agent’s reasonable discretion, Borrower shall be entitled to reallocate between budget categories, subject to the following limitations:

(a) All undisbursed funds in any budget category after giving effect to any such reallocation must be sufficient to fully pay all amounts allocated to such category relating to unfinished work or costs; and

(b) Borrower shall not be entitled to request a reallocation between budget categories more often than once a month.

4.10 Deficiencies. In no event shall Administrative Agent be required to advance any amount which, in Administrative Agent’s reasonable opinion, will reduce the undisbursed amount of the Loans allocated to the costs described in any line item in the Budget or in any cost category set forth in any schedule of values approved by Administrative Agent below the amount which Administrative Agent, in Administrative Agent’s reasonable opinion, deems sufficient to pay in full the costs to which such amount is allocated.

4.11 Appraisals. If reasonably required by Administrative Agent or if required by law, Administrative Agent shall have the right to order Appraisals of the Project from time to time from an appraiser selected by Administrative Agent, which Appraisals shall comply with all federal and state standards for appraisals and otherwise shall be satisfactory to Administrative

Agent in all material respects. Borrower agrees to pay the cost and expense for all Appraisals and reviews thereof ordered by Administrative Agent pursuant to this paragraph.

4.12 [Intentionally Omitted].

4.13 [Intentionally Omitted].

4.14 [Intentionally Omitted].

4.15 Letters of Credit Issuance.

(a) Amount and Terms of the Credit. Subject to the terms and upon the conditions of this Agreement, the Issuing Lender shall issue letters of credit for the account of the Borrower from time to time up to but not including one (1) month prior to the Maturity Date (the “L/C Commitment Termination Date”). The maximum aggregate principal amount which remains undrawn under all outstanding Letters of Credit (the “L/C Obligations”) under this Agreement shall not exceed at any one time the amount of Loan funds which remain available for disbursement (the “L/C Commitment”).

(b) Letters of Credit.

(i) Amounts and Terms of Letters of Credit. During the period from the Closing Date to but excluding the L/C Commitment Termination Date, and subject to the terms and conditions of this Agreement, upon Borrower’s request pursuant to Section 4.15(c), the Issuing Lender shall issue one or more letter(s) of credit for the purposes specified in subsection 4.15(b)(ii) below (each, a “Letter of Credit,” and collectively, the “Letters of Credit”) for the account of Borrower; provided that the Issuing Lender shall not be obligated to issue any Letter of Credit if, after giving effect thereto, the L/C Obligations would exceed the L/C Commitment. All Letters of Credit shall be on Issuing Lender’s standard forms of letters of credit at the time of issuance. No Letter of Credit shall have an expiration date later than the Maturity Date.

(ii) Purpose. Borrower shall request, and Issuing Lender shall be obligated to issue, Letters of Credit solely for the purpose of supporting Borrower’s performance obligations in connection with its ownership, development, re-entitlement, leasing and operation of the Project.

(iii) Letter of Credit Draws are Loans under this Agreement. Borrower and each Lender agree that any draws under any Letters of Credit shall constitute Loan advances under this Agreement for all purposes. Without limiting the foregoing, (i) all draws under any Letter of Credit shall bear interest and be repaid as Loan advances outstanding under this Agreement, and (ii) if, at the time any draw is made under any Letter of Credit, an Event of Default has occurred and is continuing or the Maturity Date has passed or the Loans have been accelerated or are otherwise due and payable, such draw under such Letter of Credit shall be immediately due and payable in full. Promptly upon being notified by the Administrative Agent (after Administrative Agent has received notice from the Issuing Lender) that a draw has occurred under any Letter of Credit, each Lender shall reimburse the Administrative Agent (whether or not a Default is outstanding), for the benefit of the Issuing Lender, for that Lender’s Ratable Share of such draw.

(c) Request for Credit. Borrower, on or after the Closing Date, shall give the Issuing Lender notice of its request for the issuance of a Letter of Credit by delivering to the

Issuing Lender (with a copy to Administrative Agent) a duly executed and completed L/C Application on Issuing Lender’s then current form (herein, an “L/C Application”). Such request shall specify: (a) the date on which the issuance of the Letter of Credit is requested to be made (which day shall be a Business Day), and (b) the amount of the Letter Credit. Subject to the conditions herein, the Issuing Lender will issue the Letter of Credit as soon as reasonably practicable after receiving the above described notice.

(d) Issuance Fees. For each Letter of Credit issued by Issuing Lender, and upon any renewal thereof, Borrower shall pay to Administrative Agent, for the account of each Lender (including the Issuing Lender) in accordance with its Ratable Share, from the Borrower’s own funds, such fees determined by Issuing Lender prior to the issuance of such Letter of Credit (the “L/C Fee”). The L/C Fee shall be due and payable, and shall be deemed fully earned, on the date of issuance (or the date of renewal) of the Letter of Credit. If a Letter of Credit is canceled or otherwise terminates prior to the expiration of its term, Borrower shall not be entitled to any rebate of any portion of the L/C Fee.

(e) Conditions Precedent to Issuance of Letters of Credit. The obligation of the Issuing Lender to issue any Letter of Credit requested by Borrower is subject to satisfaction of the following conditions precedent (in addition to those set forth above in this Section 4.15):

(i) Conditions to Advances shall be Satisfied. Each of the conditions specified in Section 4.8 shall also be applicable as conditions precedent to the issuance of any Letter of Credit.

(ii) L/C Application. The Issuing Lender shall have received from Borrower, in form and substance satisfactory to the Issuing Lender, (i) a duly executed and completed L/C Application which L/C Application shall set forth, among other things, the beneficiary, the amount, and the term of the proposed Letter of Credit, and (ii) a duly executed and completed written request for a Letter of Credit.

(iii) Issuing Lender Approval. The Issuing Lender shall have determined that the amount of any requested Letter of Credit, the beneficiary thereof and the other terms contained in the documents pertaining to such Letter of Credit comply with the terms hereof and are otherwise satisfactory to the Issuing Lender in the exercise of its reasonable discretion.

(iv) Payment of Fees. Borrower shall pay the applicable L/C Fee. The applicable L/C Fee shall be payable prior to the issuance (or renewal) of any Letter of Credit and shall be paid by Borrower to the Administrative Agent for the benefit of Issuing Lender and Lenders, as set forth in Section 4.15(d) above. In addition, Borrower shall pay all reasonable and customary fees and costs (other than issuance fees) described in the documents pertaining to such Letter of Credit.

(v) Telephone Confirmation. Prior to the issuance of any Letter of Credit, Issuing Lender shall confirm by telephone with Administrative Agent that, following the issuance of such Letter of Credit, none of the limitations set forth in this Section 4.15 would be violated.

ARTICLE V

TITLE INSURANCE

5.1 Basic Insurance. Concurrently with the recording of the Deed of Trust, Borrower shall, at Borrower’s sole cost and expense, deliver or cause to be delivered to Administrative Agent the Title Insurance Policy issued by the Title Company with a liability limit of not less than the full amount of the Aggregate Commitment and with coverage and in form satisfactory to Administrative Agent, insuring Administrative Agent’s and Lender’s interest under the Deed of Trust as a valid first lien on the Project, which policy shall contain only such exceptions from its coverage as shall have been approved in writing by Administrative Agent, and thereafter Borrower shall, at its own cost and expense, do all things necessary to maintain the Deed of Trust as a valid first lien on the Property.

5.2 Endorsements. After recordation of the Deed of Trust and as a condition precedent to each Loan advance under Article IV above, Borrower shall (if required by Administrative Agent) at its own cost and expense, deliver or cause to be delivered to Administrative Agent from time to time CLTA 122 endorsements to be attached to the Title Insurance Policy referred to above, in form and substance satisfactory to Administrative Agent, as Administrative Agent reasonably deems necessary to insure the priority of the Deed of Trust as a valid first lien on the Project as of the date of and including the amount covered by each such disbursement, and Borrower agrees to furnish to the Title Company such surveys and other information as are required by the Title Company to enable the Title Company to issue such endorsements to Administrative Agent.

ARTICLE VI

OPERATION AND MAINTENANCE OF THE PROJECT

6.1 Operation as First Class Studio Facility. At all times during the term of this Agreement, Borrower shall itself (or through a manager satisfactory to Administrative Agent) operate the Project as a studio, production, office and parking facility, and uses related or ancillary thereto, at not less than the level currently managed.

6.2 Maintenance. Borrower shall at all times maintain the Project in good condition and repair (as is more fully set forth in the Deed of Trust).

ARTICLE VII

LIABILITY, RISK, AND FLOOD INSURANCE

At all times throughout the term hereof, Borrower shall, at its sole cost and expense, maintain insurance, and shall pay, prior to the date on which the same become delinquent, all premiums in respect thereto, including, but not necessarily limited to:

7.1 Property. “Special Cause of Loss” insurance on the Improvements in an amount not less than the full insurable value on a replacement cost basis of the insured Improvements and personal property related thereto.

7.2 Liability. Insurance protecting Borrower, Administrative Agent and Lenders against loss or losses from liability imposed by law or assumed in any written contract and arising from personal injury, including bodily injury or death, having a limit of liability of not less than One Million Dollars ($1,000,000) (combined single limit for personal injury and property damage) and an umbrella excess liability policy in an amount not less than Fifteen Million Dollars ($15,000,000) protecting Borrower, Administrative Agent and Lenders against any loss or liability or damage for personal injury, including bodily injury or death, or property damage. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.

7.3 Flood. If required by Administrative Agent, a policy or policies of flood insurance in the maximum amount of flood insurance available with respect to the Project under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived upon presentation of evidence satisfactory to Administrative Agent that no portion of the Property is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

7.4 Additional Insurance. Borrower shall provide such other policies of insurance as Administrative Agent may reasonably request in writing.

7.5 Other Requirements. All required insurance shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and subject to the approval of Administrative Agent. Such companies should be authorized to write such insurance in the State of California. The company issuing the policies shall have a financial and performance rating of “A-VII” or better by A.M. Best Co., in Bests’ Key Guide, or such other rating acceptable to Administrative Agent. All property policies evidencing the required insurance shall name Administrative Agent (for the benefit of Lenders) as first mortgagee, and all liability policies evidencing the insurance required shall name Administrative Agent (for the benefit of Lenders) as additional insured, shall provide for payment to the Administrative Agent (or its assignee, as directed by Administrative Agent), for the benefit of Lenders, of the net proceeds of insurance resulting from any claim for loss or damage thereunder, shall not be cancelable as to the interests of Administrative Agent and Lenders due to the acts of Borrower, and shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Administrative Agent.

7.6 Evidence. All policies of insurance, or certificates of insurance evidencing that such insurance is in full force and effect, shall be delivered to Administrative Agent on or before the closing date (together with proof of the payment of the premiums thereof). At least thirty (30) days prior to the expiration or cancellation of each such policy, Borrower shall furnish Administrative Agent evidence that such policy has been renewed or replaced in the form of a certificate reflecting that there is in full force and effect, with a term covering the next succeeding calendar year, insurance of the types and in the amounts required.

ARTICLE VIII

RIGHTS OF INSPECTION; AGENCY

Administrative Agent, or its agent, shall, upon written notice, subject to the rights of tenants at the Project, have the right at any reasonable time and from time to time to enter upon the Property for purposes of inspection and conducting appraisals.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

9.1 Consideration. As an inducement to Administrative Agent and Lenders to execute this Agreement and to disburse the proceeds of the Loans, Borrower represents and warrants to Administrative Agent and Lenders that the following statements set forth in this Article IX are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date and Borrower acknowledges that the truth and accuracy of such representations and warranties is also a condition precedent to Administrative Agent’s and Lenders’ obligation to make each Loan advance.

9.2 Organization, Powers and Good Standing.

(a) Organization and Powers-Borrower. Borrower is a limited liability company, duly formed and validly existing under the laws of the State of Delaware and is duly qualified to transact business under the laws of the State of California. Borrower has all requisite power and authority and rights to own and operate its properties, to carry on its businesses as now conducted and as proposed to be conducted, and to enter into and perform this Agreement and the other Loan Documents. The address of Borrower’s principal place of business is 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025-0317.

(b) Organization and Powers-Indemnitor. Indemnitor is a limited liability company, duly organized and validly existing under the laws of the State of Delaware and is duly qualified to transact business under the laws of the State of California. Indemnitor has all requisite power and authority, rights and franchises to own and operate its properties, to carry on its businesses as now conducted and as proposed to be conducted, and to enter into and perform the Environmental Indemnity and the other Loan Documents. The address of Indemnitor’s chief executive office and principal place of business is c/o Hudson Capital, LLC, 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025-0317.

(c) Good Standing. Borrower has made all filings and is in good standing in the State of California and in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower. Indemnitor has made all filings and is in good standing in the State of Delaware and in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Indemnitor.

(d) Non-foreign Status. Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Borrower’s U.S. employer identification number is 74-3247776.

9.3 Authorization of Loan Documents.

(a) Authorization. The execution, delivery and performance of the Loan Documents by Borrower are within Borrower’s powers and have been duly authorized by all necessary action by Borrower.

(b) No Conflict. The execution, delivery and performance of the Loan Documents by Borrower will not violate (i) Borrower’s limited liability company agreement or certificate of formation; or (ii) any legal requirement affecting Borrower or any of its properties; or (iii) any agreement to which Borrower is bound or to which it is a party and will not result in or require the creation (except as provided in or contemplated by this Agreement) of any lien upon any of such properties.

(c) Binding Obligations. This Agreement and the other Loan Documents have been duly executed by Borrower, and are legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

9.4 Compliance with Laws. The Property consists of legal and separate lots under California law, and for tax assessment purposes. To Borrower’s Knowledge, the Improvements were constructed in material compliance with, and the Project presently complies in all material respects with, all restrictive covenants and all applicable laws and regulations, including, without limitation, all building codes, environmental laws, and the Americans With Disabilities Act (Public Law 101-336).

9.5 No Material Defaults. To Borrowers Knowledge, there exists no material violation of or material default by Borrower and no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default with respect to (a) the terms of any instrument evidencing or securing any material indebtedness secured by the Project, (b) any material lease or other agreement affecting the Project to which Borrower is a party, (c) any material license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority, or any determination or award of any arbitrator to which Borrower or the Project may be bound, or (d) any mortgage, instrument, agreement or document by which Borrower, or any of its properties is bound: (i) which involves any Loan Document, (ii) that might materially and adversely affect the ability of Borrower to perform its obligations under any of the Loan Documents or any other material instrument, agreement or document to which it is a party, or (iii) which might adversely affect the first priority of the liens created by this Agreement or any of the Loan Documents.

9.6 Litigation; Adverse Facts. Borrower has no knowledge of any action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of Borrower) at law or in equity or before or by any foreign or domestic court or other governmental entity (a “Legal Action”), pending or, to Borrower’s Knowledge, overtly threatened against or affecting Borrower or any of its assets which could reasonably be expected to result in any material adverse change in the business, operations, assets (including the Project) or condition (financial or otherwise) of Borrower or would materially and adversely affect Borrower’s ability to perform its obligations under the Loan Documents. Borrower is not (a) in violation of any applicable law which violation materially and adversely affects or may materially and adversely affect the business, operations, assets (including the Project) or condition (financial or otherwise) of Borrower, (b) subject to, or in default with respect to any other legal requirement that would have a materially adverse effect on the business, operations, assets (including the Project) or condition (financial or otherwise) of Borrower, or (c) in default with respect to any agreement to which Borrower is a party or to which it is bound. There is no Legal Action pending or, to Borrower’s Knowledge, threatened against or affecting Borrower questioning the validity or the enforceability of this Agreement or any of the other Loan Documents.

9.7 Title to Properties; Liens. Borrower has good and legal title to all properties and assets reflected in its most recent balance sheet delivered to Administrative Agent, except for assets disposed of in the ordinary course of business since the date of such balance sheet. Borrower is the sole owner of, and has good and marketable title to the fee interest in the Property, and the Improvements and all other real property described in the Deed of Trust, free from any adverse lien, security interest or encumbrance of any kind whatsoever, excepting only (a) liens and encumbrances shown on the Title Policy, (b) liens and security interests in favor of Administrative Agent, and (c) other matters which have been approved in writing by Administrative Agent.

9.8 Disclosure. There is no fact known to Borrower that materially and adversely affects the business, operations, assets or condition (financial or otherwise) of Borrower that has not been disclosed in this Agreement or in other documents, certificates and written statements furnished to Administrative Agent in connection herewith.

9.9 Payment of Taxes. All tax returns and reports of Borrower required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and upon its properties, assets, income and franchises which are due and payable have been paid prior to delinquency.

9.10 Securities Activities. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined within Regulations G, T and U of the Board of Governors of the Federal Reserve System), and none of the value of Borrower’s assets consists of such margin stock. No part of the Loans will be used to purchase or carry any margin stock or to extend credit to others for that purpose or for any other purpose that violates the provisions of Regulations U or X of said Board of Governors.

9.11 Government Regulations. Borrower is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability in incur indebtedness for money borrowed.

9.12 Rights to Project Agreements, Permits and Licenses. To Borrower’s Knowledge, Borrower is the true owner of all rights in and to all existing agreements, permits and licenses relating to the Project, and will be the true owner of all rights in and to all future agreements, permits and licenses relating to the Project.

9.13 Utilities and Access. Telephone services, gas, electric power, storm sewers, sanitary sewers and water facilities are available to the Project and are adequate to serve the Project, and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. All streets and easements necessary for the operation of the Project for its intended purpose are available to the Property.

9.14 Use of Project. The Improvements and the Property, and their use as a studio, production, office and parking facility, and uses related or ancillary thereto, comply (after giving effect to the Parking Lease), in all material respects, fully with all applicable laws and restrictive covenants, including, without limitation, all zoning laws.

9.15 Financial Condition. The financial statements and all financial data previously delivered to Administrative Agent in connection with the Loans and/or relating to Borrower are true, correct and complete in all material respects. Such financial statements comply with the requirements of Section 10.9 of this Agreement and fairly present the financial position of the parties who are the subject thereof as of the date thereof. No borrowings have been made by Borrower since the date thereof which are secured by, or might give rise to, a lien or claim against the Project, the proceeds of the Loans, or other assets of Borrower.

9.16 Personal Property. Borrower is now and shall continue to be the sole owner of the personal property constituting part of the Collateral free from any adverse lien, security interest or adverse claim of any kind whatsoever, except for liens or security interests in favor of Administrative Agent.

9.17 No Condemnation. No condemnation proceedings or moratorium is pending or, to Borrower’s Knowledge, threatened against the Project or the Property (or any portion thereof) which would materially impair the use, occupancy or full operation of the Project in any manner whatsoever.

9.18 Other Loan Documents. Each of the representations and warranties of Borrower contained in any of the other Loan Documents is true and correct in all material respects. All of such representations and warranties are incorporated herein for the benefit of Administrative Agent.

9.19 Indemnitor. Each Indemnitor has full right, power and authority to execute, deliver and carry out the terms of the Guaranty and the Environmental Indemnity and, when executed and delivered pursuant thereto, the Guaranty and the Environmental Indemnity will constitute the valid, binding and legal obligations of Indemnitor, enforceable against Indemnitor in accordance with its terms subject to bankruptcy, insolvency, moratorium and similar laws affecting creditors generally and to general principles of equity.

9.20 No Lease Defaults. To Borrower’s Knowledge, there are no defaults under any Lease.

9.21 Defects. There are no defects, facts or conditions affecting the Project which would make it unsuitable for its present use and operation as a studio, production, office and parking facility, and uses related or ancillary thereto.

9.22 ERISA. Any Employee Pension Benefit Plan, as defined in ERISA, of Borrower meets, as of the date hereof, the minimum standards of 29 USCA Section 1082 (Section 302 of ERISA), and no Reportable Event or prohibited transaction has occurred with respect to any Employee Benefit Plan, as defined in ERISA, of Borrower.

9.23 Borrower’s Knowledge. Borrower represents and warrants to Administrative Agent and Lenders that Christopher Barton and Dale Shimoda are the individuals most likely to have actual knowledge of any item for which Borrower’s representations are limited to Borrower’s Knowledge.

ARTICLE X

COVENANTS OF BORROWER

10.1 Consideration. As an inducement to Administrative Agent and the Lenders to execute this Agreement and to make each disbursement of the Loans, Borrower hereby covenants as set forth in this Article X, which covenants shall remain in effect so long as the Notes shall remain unpaid or any obligation of Borrower under any other Loan Documents remain outstanding or unperformed.

10.2 Existence. Borrower shall continue to be validly existing under the laws of the jurisdiction of its formation.

10.3 Books and Records; Access by Administrative Agent and the Lenders. Borrower shall maintain a single, standard, modern system of accounting (including, without limitation, a single, complete and accurate set of books and records of its assets, business, financial condition, operations, property, prospects and results of operation in accordance with good accounting practice and on a cash basis). Borrower shall also maintain copies of all information and records regarding the operation of the Project and the construction of any tenant improvements, including, without limitation, plans, specifications, drawings, maps, contracts, subcontracts, correspondence, payment applications, draw requests, lien waivers, stop notices, and all other similar information. During business hours and upon reasonable advance written notice, Borrower will give representatives of Administrative Agent and each Lender access to all assets, books, documents, property, and records of Borrower and will permit such representatives to inspect such assets and property and to audit, copy, examine and make excerpts from such books, documents and records.

10.4 No Encumbrances. Borrower will not permit any lien, levy, attachment or restraint to be made or filed against the Project, or any portion thereof, or permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of the Project or any portion thereof, except for mechanics’ lien claims filed or asserted against the Property or the Project and concerning which Borrower is in full compliance with Section 5.1 of the Deed of Trust.

10.5 Compliance with Laws. Borrower shall comply, in all material respects, with all applicable laws, statutes, regulations, codes and requirements, as amended from time to time (including, without limitation, all environmental laws, building, zoning and use laws, requirements, regulations and ordinances, and the Americans With Disabilities Act), all CC&Rs and all obligations created by private contracts and leases which affect ownership, construction, equipping, fixturing, use or operation of the Project. If requested by Administrative Agent, Borrower shall promptly deliver to Administrative Agent, copies of all permits and approvals received from Governmental Authorities relating to the construction, use, occupancy or operation of the Project.

10.6 Personal Property. Borrower will not install materials, personal property, equipment or fixtures subject to any security agreement or other agreement or contract wherein the right is reserved to any person, firm or corporation to remove or repossess any such materials, equipment for fixtures, or whereby title to any of the same is not completely vested in Borrower at the time of installation, without Administrative Agent’s prior written consent.

10.7 Assessments. Borrower shall pay or discharge all lawful claims, including taxes, assessments and governmental charges or levies imposed upon Borrower or its income or profits or upon any property (including the Project) belonging to Borrower prior to the date upon which penalties attach thereto, and submit evidence satisfactory to Administrative Agent confirming the payment of all taxes assessments and charges against the Project.

10.8 Disbursements. Borrower shall receive the disbursements to be made hereunder subsequent to the initial advance as a trust fund for the purpose of paying the costs and expenses approved hereunder by Administrative Agent as provided herein.

10.9 Information and Statements. Borrower shall furnish to Administrative Agent, with sufficient copies for each Lender which Administrative Agent shall distribute to the Lenders:

(a) as soon as the same are available, and in any event within ninety (90) days after the end of each fiscal year and sixty (60) days after the end of each interim quarterly accounting period of the subject, a copy of the current financial statements of Borrower, which shall consist of (i) a balance sheet as of the end of the relevant fiscal period, (ii) statements of income and expenses of Borrower for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), (iii) statements of income and expenses of the Project for such fiscal period (together with comparable figures for the corresponding period of the previous fiscal year), (iv) contingent liabilities of Borrower, and (v) cash flow statements of Borrower. The year-end financial statements of Borrower shall be audited by a certified public accountant satisfactory to Administrative Agent;

(b) within twenty (20) days after the end of each month, monthly leasing reports and rent rolls for the Project. Each such report shall be in form satisfactory to Administrative Agent and include such information as Administrative Agent may reasonably request;

(c) copies of filed federal income tax returns of Borrower for each taxable year (with all K-1s and other forms and supporting schedules attached), within thirty (30) days after filing but in any event not later than one hundred twenty (120) days after the close of each such taxable year (subject to extension at Borrower’s option); and

(d) such other information concerning Borrower, the Project, and the assets, business, financial condition, operations, property, prospects, and results of operations of Borrower as Administrative Agent reasonably requests from time to time. In this regard, promptly upon request of Administrative Agent, Borrower shall deliver to Administrative Agent counterparts and/or conditional assignments as security of any and all renovation and/or construction contracts (if any), receipted invoices, bills of sale, statements, conveyances, and other agreements, documents, and instruments of any nature relating to the Project or under which Borrower claims title to any materials or supplies used or to be used in the Project. Also, in this regard, promptly upon request of Administrative Agent, Borrower shall deliver to Administrative Agent a complete list of all contractors, subcontractors, material suppliers, other vendors, artisans, and laborers (if any) performing work or services or providing materials or supplies for the Project.

10.10 Representations and Warranties. Until repayment of the Notes and all other obligations secured by the Deed of Trust, the representations and warranties of Article IX shall remain true and complete in all material respects, subject to representations and warranties that, by nature, cannot remain true and correct.

10.11 Trade Names. Borrower shall immediately notify Administrative Agent in writing of any change in the legal, trade or fictitious business names used by Borrower and shall, upon Administrative Agent’s request, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

10.12 Further Assurances. Borrower shall execute and deliver from time to time, promptly after any request therefor by Administrative Agent, any and all instruments, agreements and documents and shall take such other action as may be necessary or desirable in the reasonable opinion of Administrative Agent to maintain, perfect or insure Administrative Agent’s security provided for herein and in the other Loan Documents, including, without limitation, the authorization of UCC-1 renewal statements, the execution of such amendments to the Deed of Trust and the other Loan Documents and the delivery of such endorsements to the Title Company, all as Administrative Agent shall reasonably require (in each case for the purpose of maintaining, perfecting or insuring Administrative Agent’s security provided for herein and in the other Loan Documents and not for the purpose of changing any of the economic terms under the Loan Documents), and Borrower shall pay all fees and expenses (including reasonable attorneys’ fees) related thereto. Promptly upon the request of Administrative Agent, Borrower shall execute and deliver a Certification of Non-Foreign Status.

10.13 Notice of Litigation. Borrower shall give, or cause to be given, prompt written notice to Administrative Agent of (a) any action or proceeding which is instituted by or against it in any Federal or state court or before any commission or other regulatory body, Federal, state or local, foreign or domestic, or any such proceedings which are threatened against it, which, if adversely determined, would be likely to have a material and adverse effect upon its business, operations, properties, assets, management, ownership or condition (financial or otherwise), (b) any other action, event or condition of any nature which may have a material and adverse effect upon its business, operations, management, assets, properties, ownership or condition (financial or otherwise), or which, with notice or lapse of time or both, would constitute an Event of Default or a default under any other contract, instrument or agreement to which it is a party to by or to which it or any of its properties or assets may be bound or subject, and (c) any actions, proceedings or notices adversely affecting the Project or Administrative Agent’s interest therein by any zoning, building or other municipal officers, offices or departments having jurisdiction with respect to the Project.

10.14 Maintenance of Existence. Borrower shall maintain and preserve its existence and all rights and franchises material to its business.

10.15 Hazardous Materials. Borrower will not use, and will not permit the use of, any Hazardous Material (as defined in the Environmental Indemnity) in violation of any Environmental Requirement (as defined in the Environmental Indemnity) in connection with the Project.

10.16 Verification of Costs. At Administrative Agent’s request, Borrower agrees to provide Administrative Agent with copies of all contracts, subcontracts and other agreements and information relating to the Project so that Administrative Agent can verify all costs set forth in the Budget, which contracts, subcontracts and other agreements and information shall be subject to Administrative Agent’s review and approval. Based on its review and verification of costs set forth in the Budget, Administrative Agent shall have the right, in consultation with Borrower, to reduce the dollar amount of any line items in the Budget or reallocate between line items in the Budget.

10.17 Single Purpose Entity. Prior to the date hereof Borrower has not, and in the future Borrower will not, without the prior written consent of Administrative Agent, own any properties or assets other than the Project and the personal property pertaining thereto or to be used in connection therewith.

10.18 Government Regulation. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Administrative Agent or any Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Administrative Agent at any time to enable Administrative Agent to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

10.19 Negative Covenants. Borrower shall not, without the prior written consent of Administrative Agent in Administrative Agent’s sole and absolute discretion, do or permit to be done any of the following:

(a) Indebtedness. Borrower shall not incur or become liable for any Indebtedness, whether secured or unsecured, in favor of any Person, other than:

(i) the Loans;

(ii) unsecured trade debt incurred in the ordinary course of Borrower’s business and paid in the ordinary course of Borrower’s business and not exceeding $500,000 in the aggregate outstanding at any time; and

(iii) obligations under Swap Contracts permitted under Section 13.30 hereof.

(b) Liens and Encumbrances. Borrower shall not create, incur or suffer to exist any lien or encumbrance in, of or on any of the property of Borrower except for Permitted Exceptions or for mechanics’ lien claims filed or asserted against the Property or the Project and concerning which Borrower is in full compliance with Section 5.1 of the Deed of Trust.

(c) Fundamental Changes. Borrower shall not dissolve or liquidate or become a party to any merger or consolidation.

(d) Distributions. Borrower will not declare or pay any distributions or redeem, repurchase or otherwise acquire or retire any of its capital stock or other ownership interest at any time outstanding, except that, for so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, Borrower may make distributions to its members so long as after giving effect to any such distribution no Event of Default or Unmatured Event of Default shall have occurred.

(e) Affiliates. Borrower will not, without the prior written approval of Administrative Agent, enter into any transaction (including the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate of Borrower except in the ordinary course of business and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arms-length transaction. Administrative Agent acknowledges that it has approved (i) that certain Management Agreement dated as of January     , 2008 between Sunset Studios Holdings, LLC, predecessor-in-interest to Borrower, and Hudson Studios Management, LLC, and (ii) the Parking Lease.

(f) Amendments to Organizational Documents. Borrower shall not allow any material amendments to be made in the terms of Borrower’s organizational documents.

(g) No Other Business. Borrower will not engage in any business other than the ownership, management, and operation of the Project and Borrower will conduct and operate its business as presently conducted and operated.

(h) No Commingling. Borrower will not commingle its funds and other assets with those of any Affiliate, Indemnitor, any of Borrower’s members, managers, partners or shareholders or any other Person.

(i) Changes. Borrower will not change or in any manner cause or seek a change in any laws, requirements of Governmental Authorities or obligations created by private contracts and leases which now or hereafter may significantly adversely affect Borrower’s ability to repay the Loan or otherwise perform its obligations under the Loan Documents, without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld.

(j) Change in Ownership. Following the closing of the Loan and the recordation of the Deed of Trust, Borrower will not suffer to occur or exist, whether occurring voluntarily or involuntarily, any change in, or any lien or encumbrance with respect to, the legal or beneficial ownership of any interest in Borrower, any partner in Borrower or any other direct or indirect ownership interest in Borrower or the partners in Borrower.

(k) Leases. Except as specified below, Borrower shall not enter into, or amend or modify in any material respect, any lease covering any portion of the Project without Administrative Agent’s prior written consent, in Administrative Agent’s reasonable discretion, and shall furnish to Administrative Agent, upon execution, a fully executed copy of each such lease entered into by Borrower, together with all exhibits and attachments thereto and all amendments and modifications thereof. Borrower shall provide Administrative Agent with a copy of each proposed lease and with financial information on the proposed tenant to aid Administrative Agent in determining whether it will consent thereto. Administrative Agent may declare each such lease to be prior or subordinate to the Deed of Trust, at Administrative Agent’s sole option. Borrower shall provide to Administrative Agent a monthly status report on the Project, showing the names of all lessees, the areas leased and the major terms of all leases. Notwithstanding the first sentence of this subsection (k), with respect to all leases that either (i) demise less than 8,000 square feet or (ii) provide for a term of fewer than six (6) months, Borrower shall not be obligated to obtain Administrative Agent’s prior written consent so long as such lease is on a lease form approved by Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed and with any material modifications thereto also having been approved by Administrative Agent), and the rents payable under such leases are market rents (such leases being referred to hereinafter as “Safe Harbor Leases”), and Borrower shall not be required to get Administrative Agent’s consent to modifications of Safe Harbor Leases so long as such leases would continue to meet the criteria for being Safe Harbor Leases after giving effect to such modifications. Additionally, notwithstanding the first sentence of this subsection (k) Borrower shall not be obligated to obtain Administrative Agent’s prior written consent with respect to extensions and renewals of existing or subsequently approved leases so long as such lease is on the same form as the existing or subsequently-approved lease (with any material modifications thereto also having been approved by Administrative Agent) and the rents payable under such leases are either (i) determined in accordance with the procedures for determining rents payable thereunder during an extension or renewal expressly set forth in the existing or subsequently-approved lease or (ii) market rents. Borrower shall provide Administrative Agent with a copy of each proposed lease requiring approval, modification requiring approval or extension/renewal requiring approval and with financial information on the proposed tenant to aid Administrative Agent in determining whether it will consent thereto; if Administrative Agent fails to approve or reject any proposed lease, modification or extension/renewal within three (3) Business Days thereafter, such proposed lease or extension/renewal shall be deemed approved. Except for payments under the KTLA Lease,

Borrower shall not accept payment of more than twelve (12) month’s rent in advance from any tenant; provided, however, that Borrower shall be entitled to accept security deposits. No such Lease shall contain any provision granting an option, right of first offer or refusal or other preemptory right to purchase all or any portion of the Project.

10.20 “Last Look” for Refinancing. If at any time Borrower receives from any Person other than Wachovia Bank, N.A. (a “Third Party Lender”), an offer, term sheet, loan application or loan commitment (each, an “Offer”) which provides for construction and/or redevelopment financing (but excluding any equity financing and any permanent financing) with respect to the entirety of the Property and such financing is to be secured by a mortgage, encumbrance, pledge or any other hypothecation of the Property by Borrower (each, a “Financing Transaction”), then Borrower shall deliver written notice of such Offer to Lender (including a copy of such offer, term sheet, loan application or loan commitment) (the “Offer Notice”) and Lender shall have five (5) Business Days after receipt of the Offer Notice (the “Right of First Refusal Period”) to deliver to Borrower a notice (an “Acceptance Notice”) setting forth Lender’s intent to enter into a Financing Transaction with Borrower in the place of such Third Party Lender upon the same terms and conditions as the terms and conditions set forth in the Offer Notice (the “Third Party Terms and Conditions”). Subject to the following sentence, in the event that Lender delivers an Acceptance Notice, Borrower shall not accept the Offer from, or enter into the Financing Transaction with, such Third Party Lender and Borrower shall enter into a Financing Transaction with Lender in the place of such Third Party Lender upon the Third Party Terms and Conditions; provided, however, that the loan documents used by Lender in connection therewith shall be substantially identical to the Loan Documents (except to the extent that the Third Party Terms and Conditions vary from the terms of the Loan Documents). Notwithstanding anything in this Section 10.20 to the contrary, in the event that the Third Party Terms and Conditions provide that the Third Party Lender’s obligation to consummate the Financing Transaction is contingent upon the satisfactory review of due diligence materials, Lender’s obligation to consummate the Financing Transaction after delivery of an Acceptance Notice shall not be contingent upon facts or circumstances of which it was aware as of the date of the delivery of the Acceptance Notice. Lender shall consummate the Financing Transaction within thirty (30) days after delivery of the Acceptance Notice and Borrower shall promptly deliver to Lender materials and documents similar to those delivered by Borrower to Lender in connection with the closing of the Loan. If no Acceptance Notice has been sent by Lender within the Right of First Refusal Period or if Lender fails to consummate the Financing Transaction within thirty (30) days after delivery of the Acceptance Notice, then Borrower may consummate the Financing Transaction set forth in the Offer with the applicable Third Party Lender or with any other Third Party Lender on materially the same terms and conditions as the terms and conditions set forth in the Offer without complying with the provisions of this Section 10.20 for a period of one hundred eighty (180) days after the expiration of the Right of First Refusal Period or the thirty (30) day period, as applicable.

10.21 Post-Closing Delivery. Borrower shall use its best efforts to, within thirty (30) days after the Closing Date, deliver to Lender a fully-executed and acknowledged subordination, nondisturbance and attornment agreement, in form and content satisfactory to Lender, for the KTLA Lease.

ARTICLE XI

EVENTS OF DEFAULT AND REMEDIES

11.1 Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

(a) Failure of Borrower or Indemnitor to pay any amounts of principal or interest due pursuant to this Agreement or the Loan Documents within ten (10) days after the date such amount is due.

(b) Failure by Borrower or Indemnitor to pay any amount (other than principal or interest) when due under this Agreement or any other Loan Document and the expiration of ten (10) days after written notice of such failure by Administrative Agent to Borrower.

(c) Failure by Borrower, Indemnitor or any other Person referred to therein to comply with any of the provisions of Article VII or Sections 10.4, 10.18, or 10.19.

(d) Failure by Borrower or Indemnitor to perform any other obligation, or to comply with any term or condition, applicable to Borrower or Indemnitor under any Loan Document that is not referred to in another Section of this Section 11.1 and the expiration of thirty (30) days after written notice of such failure by Administrative Agent to Borrower; provided, however, that if such failure is of a nature such that it cannot be cured by the payment of money and if such failure requires work to be performed, acts to be done or conditions to be removed which cannot, by their nature, with reasonable diligence, be performed, done or removed, as the case may be, within such thirty-day period and Borrower shall have commenced to cure such failure within such thirty-day period and thereafter diligently continues to prosecute such cure, such period shall be deemed extended for so long as shall be required by Borrower in the exercise of reasonable diligence to cure such failure, but in no event shall such thirty-day period be so extended to be a period in excess of ninety (90) days.

(e) Any representation or warranty by Borrower or Indemnitor in any Loan Document is materially false, incorrect, or misleading as of the date made or renewed, excluding the lapse of representations and warranties that, by nature, cannot remain true and correct.

(f) Intentionally Omitted.

(g) Borrower or Indemnitor (i) is unable or admits in writing Borrower’s or Indemnitor’s inability to pay its monetary obligations as they become due, (ii) fails to pay when due any monetary obligation, whether such obligation be direct or contingent, to any person in excess of $150,000.00, (iii) makes a general assignment for the benefit of creditors, or (iv) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for Borrower or Indemnitor or the property of Borrower or Indemnitor or any part thereof, or in the absence of such application, consent, or acquiescence a trustee, receiver, or other custodian is appointed for Borrower or Indemnitor or the property of Borrower or Indemnitor or any part thereof, and such appointment is not discharged within ninety (90) days.

(h) Commencement of any case under the Bankruptcy Code, Title 11 of the United State Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by Borrower or Indemnitor.

(i) If a receiver, trustee or similar officer shall be appointed for Borrower or Indemnitor or for all or any substantial part of the property of Borrower or Indemnitor without the application or consent of Borrower or Indemnitor and such appointment shall continue undischarged for a period of ninety (90) days (whether or not consecutive); or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application, or otherwise) against Borrower or Indemnitor and shall remain undismissed for a period of ninety (90) days (whether or not consecutive).

(j) Any litigation or proceeding is commenced before any Governmental Authority against or affecting Borrower or Indemnitor or the property of Borrower or Indemnitor or any part thereof and such litigation or proceeding is not defended diligently and in good faith by Borrower or Indemnitor.

(k) A final judgment or decree for monetary damages or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) is entered against Borrower or Indemnitor by any Government Authority, which together with the aggregate amount of all other such judgments and decrees against Borrower or Indemnitor that remain unpaid or that have not been discharged or stayed, exceeds $50,000.00, is not paid and discharged or stayed within thirty (30) days after the entry thereof.

(l) Commencement of any action or proceeding which seeks as one of its remedies the dissolution of Borrower or Indemnitor.

(m) All or any material part of the property of Borrower or Indemnitor is attached, levied upon, or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed, or released within sixty (60) days of the date thereof.

(n) The occurrence of any Accelerating Transfer (as defined in the Deed of Trust), unless Administrative Agent has consented to such Accelerating Transfer in its sole and absolute discretion, as more particularly provided in the Deed of Trust.

(o) The occurrence of any Event of Default, as such term is defined in any other Loan Document, after taking into account applicable cure periods.

(p) (i) A default shall occur in the payment when due (after giving effect to any applicable notice and grace periods), whether by acceleration or otherwise, with respect to indebtedness of Borrower or Indemnitor in an aggregate amount exceeding $150,000.00; or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to indebtedness in an aggregate amount exceeding $150,000.00 if the effect of such default described in this clause (ii) is to permit the acceleration of the maturity of such indebtedness.

(q) Borrower, Indemnitor or any Person on behalf of Borrower or Indemnitor shall claim or assert that the Loan Documents are not legal, valid and binding agreements enforceable against Borrower or Indemnitor in accordance with their respective terms; or the Loan Documents shall in any way be terminated (except in accordance with their terms) or become or be judicially declared ineffective or inoperative or shall in any way cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby.

(r) Any Governmental Authorities take or institute action in response to Borrower’s violation of any applicable law, rule or regulation, which in the reasonable opinion of Administrative Agent, will adversely affect Borrower’s or Indemnitor’s ability to repay the Loans, if such action remains effective for more than thirty (30) days.

(s) Administrative Agent fails to have a legal, valid, binding, and enforceable first priority lien reasonably acceptable to Administrative Agent (subject to Permitted Exceptions) on the Property, Improvements and all other collateral.

(t) A stop notice affecting the balance of the Loan proceeds is served on Administrative Agent, unless and until a bond in form and substance satisfactory to Administrative Agent, issued by a surety acceptable to Administrative Agent in its reasonable discretion, is furnished to Administrative Agent within the time period specified by Administrative Agent.

(u) (i) if the leasehold estate created by the Parking Lease shall be surrendered or the Parking Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or (ii) if any of the material terms, covenants or conditions of the Parking Lease shall in any manner be modified, changed, supplemented, altered, or amended without consent of Administrative Agent (such consent not to be unreasonably withheld); provided, however, the occurrence of any of the events described in clauses (i) or (ii) shall not be an Event of Default if, after giving effect to the loss of parking resulting from the termination of the Parking Lease, the Project still has adequate parking to satisfy zoning requirements (as evidenced by a zoning letter or zoning report delivered to Administrative Agent) and requirements under the Leases.

11.2 Remedies.

(a) During the continuance of any Event of Default, (i) if such event is one of the Events of Default specified in Section 11.1(g)(iii), Section 11.1(h) or Section 11.1(i), the Commitments, if still outstanding, shall automatically and immediately terminate and all indebtedness under the Notes and the other Loan Documents shall immediately become due and payable, and (ii) if such event is any other Event of Default and is continuing, either or both of the following actions may be taken: (A) Administrative Agent may, or upon the request of the Required Lenders, Administrative Agent shall, by notice to Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (B) Administrative Agent may, or upon the request of the Required Lenders, Administrative Agent shall, by notice of default to Borrower, declare the full amount of all outstanding indebtedness under the Notes and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 11.2(a), presentment, demand, protest and all other notices of any kind are hereby expressly waived. If any Event of Default occurs and is continuing, Administrative Agent may, or upon the request of the Required Lenders shall (to the extent such request of the Required Lenders is not contrary to law or sound business practices), exercise on behalf of itself and the Lenders all rights and remedies available to it under the Deed of Trust and the other Loan Documents. Additionally, Administrative Agent and each Lender may exercise any and all other rights and remedies available to Administrative Agent and each Lender at law or in equity to the extent not inconsistent with the rights specifically granted to Administrative Agent and each Lender hereunder.

During the continuance of an Event of Default, Administrative Agent shall have the right, but not the obligation, to make disbursements and to directly apply such disbursements to satisfy Borrower’s obligations. Borrower hereby authorizes Administrative Agent during the continuance of any Event of Default to hold, use, disburse and apply disbursements hereunder to payment of Project Costs, payment or performance of obligations of Borrower under the Loan Documents (including payment of interest on the Notes and preservation and protection of the Improvements). Such disbursements shall be deemed disbursements for all purposes of the Loan Documents.

During the continuance of an Event of Default, in addition to any other remedies which any Person may have under any of the Loan Documents or under applicable law, Administrative Agent shall have the right, but not the obligation, to requisition funds hereunder and disburse them pursuant to the Deed of Trust to enable the construction, equipping and completion of any tenant improvements and/or ongoing renovations. All sums disbursed by the Lender pursuant to this paragraph shall be deemed disbursements for all purposes of the Loan Documents.

(b) Effective from and after the occurrence of an Event of Default, Borrower hereby constitutes and appoints Administrative Agent, or an independent contractor selected by Administrative Agent, as its true and lawful attorney-in-fact with full power of substitution for the purposes of operation of the Project and performance of Borrower’s obligations under this Agreement in the name of the Borrower, and hereby empower said attorney-in-fact to do any or all of the following upon the occurrence of an Event of Default:

(i) to use any of the funds of Borrower, including any balance of the Loans, as applicable, and any funds which may be held by Administrative Agent for Borrower, for the purpose of effecting completion of any tenant improvements and/or ongoing renovations;

(ii) to employ any contractors, subcontractors, agents, architects and inspectors required for said purposes;

(iii) to employ attorneys to defend against attempts to interfere with the exercise of power granted hereby;

(iv) to pay, settle or compromise all existing bills and claims which are or may be liens against the Property, the Improvements or the Project or may be necessary or desirable for the completion of any tenant improvements and/or ongoing renovations or clearance of objections to or encumbrances on title;

(v) to execute all applications and certificates in the name of Borrower, which may be required by any other construction contract;

(vi) to prosecute and defend all actions or proceedings in connection with the Project and to take such action, require such performance and do any and every other act as is deemed necessary with respect to the completion of any tenant improvements and/or ongoing renovations which Borrower might do on its own behalf;

(vii) to let new or additional contracts to the extent not prohibited by their existing contracts;

(viii) to employ watchmen and erect security fences to protect the Project from injury; and

(ix) to take such action and require such performance as it deems necessary under any of the bonds or insurance policies to be furnished hereunder, to make settlements and compromises with the sureties or insurers thereunder, and in connection therewith to execute instruments of release and satisfaction.

It is understood and agreed that the foregoing power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked until repayment of the Loans. Administrative Agent agrees to act in good faith in its exercise of the foregoing power of attorney, and in exercising such power of attorney will take actions in its reasonable opinion either to maintain, protect or enhance its collateral or to collect sums owing under the Loan Documents, and shall not act in a manner in its exercise of the foregoing power of attorney which would increase Indemnitor’s recourse obligations under the Guaranty.

ARTICLE XII

ADMINISTRATIVE AGENT

12.1 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wachovia Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents, including without limitation acting as collateral agent for the Lenders under the Loan Documents, or any of them, and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent and the Lenders, and neither Borrower nor Indemnitor shall have rights as a third party beneficiary of any of such provisions.

12.2 Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such

Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

12.3 Exculpatory Provisions.

(a) Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

(b) Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 13.1 and Article XI or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until notice describing such Event of Default is given to Administrative Agent by Borrower or a Lender.

(c) Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

12.4 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

12.5 Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent; provided, however, Borrower shall not be responsible for any additional cost or expense solely caused by such an arrangement. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

12.6 Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of Borrower unless an Event of Default has occurred and is continuing (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. The predecessor Administrative Agent shall pay to the successor the pro rata portion of any annual administration fee paid in advance by Borrower for the portion of the year between the time of the successor Administrative Agent’s acceptance of its appointment as

Administrative Agent and the following anniversary date of this Agreement. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 13.10 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

12.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

12.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or Bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent or a Lender hereunder.

ARTICLE XIII

MISCELLANEOUS

13.1 Successors and Assigns Generally; Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder, except as expressly provided in the Loan Documents, without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement at no cost to Borrower (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; (ii) in any case not described in clause (i) of this paragraph, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if an “Effective Date” is specified in the Assignment and Assumption, as of the Effective Date) shall not be less than $5,000,000 (and integral multiples of $1,000,000 in excess thereof), unless each of Administrative Agent and, so long as no Default has occurred and is continuing, Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iv) no consent shall be required for any assignment except to the extent required by clause (ii) of this paragraph and, in addition: (A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default or an Unmatured Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (other than a Foreign Lender) and (B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; (v) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment, and the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire; (vi) no such assignment shall be made to Borrower or any of Borrower’s Affiliates or Subsidiaries; (vii) no such assignment shall be made to a natural person; and (viii) the assigning Lender must retain a Commitment of at least $10,000,000 (and integral multiples of $1,000,000 in excess thereof).

Subject to acceptance and recording thereof by Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.8, 2.10 and 13.10 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its office in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. It is the intention of the parties hereto that the Loans will be treated as in registered form within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

(d) Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of Participant, agree to any amendment, modification or waiver described in Section 13.27 that requires the consent of all Lenders, that affects such Participant. Subject to paragraph (e) of this Section, and subject to Borrower’s rights under Section 2.13, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8 and 2.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.28(a) as though it were a Lender, provided such Participant agrees to be subject to Section 13.28(b) as though it were a Lender. Borrower shall not be responsible for any participation costs and expenses of any Participant.

(e) A Participant shall not be entitled to receive any greater payment under Sections 2.8 or 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.10 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.10 as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

13.2 Notices. All demands or notices under the Loan Documents shall be in writing (including, without limitation, telecopy, telegraphic, telex, or cable communication) and mailed, telecopied, telegraphed, telexed, cabled, or delivered to the respective party hereto at the address specified at the end of this paragraph or at such other address as may have been specified in a written notice. Any demand or notice mailed shall be mailed first class mail, postage prepaid, return receipt requested, and shall be effective upon the earlier of (i) actual receipt by the addressee, and (ii) the dates showing on the return-receipt. Any demand or notice not mailed will be effective upon the earlier of (i) actual receipt by the addressee, and (ii) the time the receipt of the telecopy, telegram, telex, or cable is mechanically confirmed. The addresses for notices are as follows:

If to Administrative Agent:	Wachovia Bank, N.A.
Real Estate Asset Management
General Banking Group
Mail Code: CA 6500
1800 Century Park East, Suite 500
Los Angeles, California 90067
Attn: Raquel Castro
Facsimile: (310) 789-8994

If to Borrower:	Sunset Bronson Entertainment Properties, LLC
c/o Hudson Capital, LLC
11601 Wilshire Boulevard, Suite 1600
Los Angeles, California 90025-0317
Attn: Victor Coleman and Howard Stern
Facsimile: (310) 445-5710

with copies to:	Jeffer, Mangels, Butler & Marmaro LLP
1900 Avenue of the Stars, Suite 700
Los Angeles, California 90067
Attn: Scott M. Kalt, Esq.
Facsimile: (310) 203-0567

SGS Investors, LLC
c/o Farallon Capital Management, L.L.C.
One Maritime Plaza, Suite 2100
San Francisco, California 94111
Attn: Richard B. Fried
Facsimile: (415) 616-6059

Pircher, Nichols & Meeks
1925 Century Park East, Suite 1700
Los Angeles, California 90067
Attn: Real Estate Notices (903375.5/JLB/CWB)
Facsimile: (310) 201-8922

13.3 Authority to File Notices. During the continuance of an Event of Default, Borrower irrevocably appoints Administrative Agent at its attorney-in-fact, with full power of substitution, to file for record, at the Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Administrative Agent considers necessary or desirable to protect its security. Administrative Agent agrees to act in good faith in its exercise of the foregoing power of attorney, and shall not act in a manner in its exercise of the foregoing power of attorney which would increase Indemnitor’s recourse obligations under the Guaranty.

13.4 Inconsistencies with the Loan Documents. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

13.5 No Waiver. No disbursement of proceeds of the Loans shall constitute a waiver of any conditions to Administrative Agent’s or any Lender’s obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Administrative Agent or the Lenders from thereafter declaring such inability to constitute a default under this Agreement.

13.6 Administrative Agent Approval of Instruments and Parties. All proceedings taken in accordance with transactions provided for herein; all surveys, appraisals and documents required or contemplated by this Agreement and the persons responsible for the execution and preparation thereof; shall be satisfactory to and subject to approval by Administrative Agent. Administrative Agent’s counsel shall be provided with copies of all documents which they may reasonably request in connection with the Agreement.

13.7 Administrative Agent Determination of Facts. Administrative Agent shall at all times be free to establish independently, to its satisfaction, the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition of this Agreement.

13.8 Incorporation of Preamble, Recitals and Exhibits. The preamble, recitals and exhibits hereto are hereby incorporated in to this Agreement.

13.9 Third-Party Consultants. Administrative Agent may hire such third-party consultants as it deems necessary, the costs of which shall be paid by Borrower, to provide the following services: (a) review the Budget and the costs associated therewith; (b) conduct compliance inspections with respect to the progress of construction of any tenant improvements, and approve each element of a request for disbursement relating to construction costs incurred in connection therewith; and (c) perform such other services as may, from time to time, be required by Administrative Agent. This obligation on the part of Borrower shall survive the closing of the Loans and the repayment thereof. Borrower hereby authorizes Administrative Agent, in its discretion, to pay such expenses, charges, costs and fees at any time by a disbursement of Loans.

13.10 Costs and Expenses; Indemnification; Reimbursement.

(a) Borrower shall pay (i) all reasonable out of pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all taxes and assessments and all reasonable out-of-pocket expenses, charges, costs and fees provided for in this Agreement or relating to the Loans or construction of any tenant improvements, including, without limitation, any fees incurred for recording or filing any of the Loan Documents, title insurance premiums and charges, tax service contract fees, fees of any consultants, Administrative Agent’s processing and closing fees, Administrative Agent’s inspection fees, printing, photostating and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds and fees for any appraisal, appraisal review, market or feasibility study required by Administrative Agent, (iii) all reasonable out of pocket expenses incurred by Administrative Agent or any Lender (including the reasonable out-of-pocket fees, charges and disbursements of any counsel for Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (iv) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof, by Administrative Agent or any Lender as a result of conduct of Borrower that violated a sanction enforced by OFAC.

(b) Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or Indemnitor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or Indemnitor, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or Indemnitor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or Indemnitor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof) or any Related Party of Administrative Agent, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the Administrative Agent acting for Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph are several and not joint or joint and several.

(d) The obligations on the part of Borrower under this Section 13.10 shall survive the closing of the Loans and the repayment thereof.

13.11 Disclaimer by Administrative Agent and the Lenders. Administrative Agent and the Lenders shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with the Project. Administrative Agent and the Lenders shall not be liable for any debts or claims accruing in favor of any such parties against Borrowers or others or against the Property or the Project. Borrower is not and shall not be an agent of Administrative Agent or any Lender for any purpose. Administrative Agent and the Lenders are not joint venture partners with Borrower in any manner whatsoever. Prior to default by Borrower under this Agreement and the exercise of remedies granted herein, and subject to the explicit written consent of Administrative Agent, Administrative Agent and the Lenders shall not be deemed to be in privity of contract with any contractor or provider of services to the Project, nor shall any payment of funds directly to a contractor, subcontractor, or provider of services be deemed to create any third party beneficiary status or recognition of same by Administrative Agent or the Lenders. Approvals granted by Administrative Agent or the Lenders for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

13.12 Intentionally Omitted.

13.13 Titles and Headings. The titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.14 Brokers. Borrower represents that it has paid all brokerage commissions due to Eastdil Secured in connection with this transaction. Borrower and Administrative Agent represent to each other that neither of them knows of any other brokerage commissions or finders’ fee due or claimed with respect to the transaction contemplated hereby. Borrower and Administrative Agent shall indemnify and hold harmless the other party from and against any and all loss, damage, liability, or expense, including costs and reasonable attorney fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

13.15 Change, Discharge, Termination, or Waiver. No provision of this Agreement may be changed, discharged, terminated, or waived except in writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of Administrative Agent or the Lenders to exercise and no delay by Administrative Agent or the Lenders in exercising any right or remedy under the Loan Documents or under the law shall operate as a waiver thereof.

13.16 CHOICE OF LAW. THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

13.17 Disbursements in Excess of Aggregate Commitment. In the event the total disbursements by Administrative Agent plus L/C Obligations exceed the Aggregate Commitment, the total of all disbursements plus the L/C Obligations shall nonetheless be secured by the Deed of Trust. All other sums expended by Administrative Agent pursuant to this Agreement or any other Loan Documents shall be deemed to have been paid to Borrower and shall be secured by, among other things, the Deed of Trust.

13.18 Submission to Jurisdiction; Waiver of Venue; Service of Process.

(a) BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES COUNTY, CALIFORNIA, AND OF THE UNITED STATES DISTRICT COURT AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

13.19 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

13.20 Time is of the Essence. Time is of the essence of this Agreement.

13.21 Attorneys’ Fees. Without limiting the generality of the expense reimbursement obligations of Borrower set forth in Section 13.10, Borrower shall promptly pay to Administrative Agent from Borrower’s own funds or from the proceeds of the Loans, upon demand, with interest thereon from the date of demand at the default interest rate, reasonable out-of-pocket attorneys’ fees (excluding in-house counsel) and all costs and other expenses paid or incurred by Administrative Agent in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the other Loan Documents, and payment thereof shall be secured by the Deed of Trust. If at any time Borrower fails, refuses or neglects to do any of the things herein provided to be done by Borrower, Administrative Agent shall have the right, but not the obligation, to do the same but at the expense and for the account of Borrower. The amount of any monies so expended or obligations so incurred by Administrative Agent, together with interest thereon at the default interest rate, shall be repaid to Administrative Agent forthwith upon written demand therefor and payment thereof shall be secured by the Deed of Trust.

13.22 [Intentionally Omitted]

13.23 [Intentionally Omitted]

13.24 Waiver Of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.25 WAIVER OF SPECIAL DAMAGES. BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT BORROWER MAY HAVE TO CLAIM OR RECOVER FROM ADMINISTRATIVE AGENT OR ANY LENDER

IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

13.26 USA Patriot Act Notification. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Administrative Agent will ask for Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Administrative Agent to identify Borrower, and, if Borrower is not an individual, Administrative Agent will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Administrative Agent to identify Borrower. Administrative Agent may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

13.27 Amendments and Waivers. Administrative Agent and Borrower may, from time to time, with the written consent of the Required Lenders, enter into written amendments, supplements or modifications for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Lenders or Borrower hereunder or thereunder, and with the consent of the Required Lenders, Administrative Agent on behalf of the Lenders may execute and deliver to Borrower a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or any Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall reduce the rate or extend the time of payment of principal, interest or fees on any Note or reduce the principal amount of any Note, or change the amount or terms of any Lender’s Loan or Ratable Share or the amount of any Lender’s Commitment (except for (i) changes resulting from an assignment permitted hereunder or (ii) as provided in Section 2.13), or change Section 13.28(b) in a manner that would alter the pro rata sharing of payments required thereby, or release any Indemnitor from the Guaranty or the Environmental Indemnity, or amend, modify, change or waive any provision of this Section, or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, or consent to the release of all, substantially all or a material portion of the collateral (unless otherwise permitted under this Agreement), or amend, modify or change any other provision of this Agreement that requires the consent of all Lenders, in each case without the written consent of all Lenders; and provided, further, that no such waiver and no such amendment, supplement or modification shall amend, modify, change or waive any provision relating to the rights or obligations of Administrative Agent without the consent of Administrative Agent; provided, further, that Administrative Agent and Borrower may, from time to time, with the written consent of the Required Lenders extend the final maturity of any Note by causing any Lender not consenting to such extension to be repaid the outstanding principal balance allocated to its Commitment together with all interest, fees and other amounts which may be due to such Lender hereunder (at which point such non-consenting Lender shall cease to be a Lender). Any such waiver and any such amendment, supplement or modification shall be binding upon Borrower, Administrative Agent and each Lender, and all future holders of the Notes. In the case of any waiver, Borrower, Administrative Agent and each Lender shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without the consent of such Lender.

13.28 Setoff; Sharing of Payments by Lenders.

(a) If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, following receipt of Administrative Agent’s written consent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

13.29 Application of Proceeds. So long as no Event of Default shall be continuing, Administrative Agent shall apply all payments and prepayments in respect of the Notes in such order as shall be specified by Borrower; provided that if Borrower does not specify how such payments and prepayments are to be applied prior to Administrative Agent’s receipt of such payments, and prepayments, such amounts received shall be applied in such manner as Administrative Agent shall determine. During the continuance of an Event of Default, Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last two sentences of the penultimate paragraph of this Section, apply all payments and prepayments in respect of the Notes and all proceeds of collateral, if any, and any enforcement action (or other realization), in the following order:

(a) first, to pay all costs and expenses incurred in connection with such sale of collateral or enforcement action (or other realization), including reasonable attorneys’ fees and expenses actually incurred (including, without limitation, the expenses and costs associated with any collateral disposition or enforcement action (or other realization));

(b) second, to pay all late charges then due under the Loan Documents;

(c) third, to pay all accrued interest on and then principal of any portion of the Loans which Administrative Agent may have advanced on behalf of any Lender for which Administrative Agent has not then been reimbursed by such Lender or Borrower;

(d) fourth, to pay any fees, expenses, reimbursements or indemnities then due to Administrative Agent;

(e) fifth, to pay any fees, expenses, reimbursements or indemnities then due under the Loan Documents to the Lenders;

(f) sixth, to pay all accrued interest in respect of the Loans and any obligations owing under any Swap Contracts;

(g) seventh, to the ratable payment or prepayment of principal outstanding on the Loans in such order as Administrative Agent may determine in its sole discretion; and

(h) eighth, to the ratable payment of all other amounts payable under the Notes or under the other Loan Documents.

Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Notes and the other Loan Documents, together with interest thereon pursuant to the terms of this Agreement. The order of priority set forth in clauses (b) and (c) above and the related provisions of this Agreement are set forth solely to determine the rights and priorities of Administrative Agent. The order of priority set forth in clauses (d), (e) and (f) above may be changed only with the prior written consent of all the Lenders without necessity of notice to or consent of or approval by Borrower, or any other Person. The order of priority set forth in clauses (b) and (c) above may be changed only with the prior written consent of Administrative Agent.

Notwithstanding any provisions concerning distribution of payments to the contrary in this Agreement, so long as any Event of Default exists that has not been waived by the Required Lenders, each Lender shall share in any payments or proceeds, including proceeds of any collateral, received by Administrative Agent or any Lender made or received at any time the continuance of any Event of Default (“Proceeds after Default”) in an amount equal to such Lender’s Ratable Share of the Proceeds after Default; provided, however, if any one or more of the Lenders has not made any funding when required hereunder, the distribution of Proceeds after Default shall be adjusted so that each Lender shall receive Proceeds after Default in an amount equal to (1) the Proceeds after Default multiplied by (2) the percentage (rounded to five decimal places) of the total amount outstanding funded by all the Lenders that such Lender has actually funded. If necessary, Administrative Agent and each Lender shall use the adjustments procedure set forth in Section 13.28(b) to make the appropriate distributions to the Lenders as set forth in this paragraph of this Article.

13.30 Swap Contracts. Prior to or substantially concurrently with the Closing Date (and as an additional condition precedent to the obligation of Agent and Lenders to make advances hereunder), Borrower shall enter into Swap Contracts with Wachovia Bank or with another Lender (or with Affiliates of Wachovia Bank or such other Lender), or with another financial institution satisfactory to Administrative Agent in its reasonable discretion, for the purpose of hedging and protecting against interest rate fluctuation risks with respect to the Loans, with a notional amount of at least the Aggregate Commitment and a term at least until the Maturity Date, and on such additional terms and conditions as are approved by Administrative Agent in its reasonable discretion and as are reasonably acceptable to Wachovia Bank or such other Lender (or their Affiliates), or such other financial institution, as applicable. So long as the Deed of Trust encumbers the Project and the Swap Contract has been provided by Wachovia Bank or another Lender (or any of their Affiliates) in connection with the Loans, Borrower’s obligations (including any payment obligations) with respect to any such Swap Contract shall be secured by the Deed of Trust and any other Collateral, and any default by Borrower under any such Swap Contract shall, at the discretion of Administrative Agent, constitute an Event of Default under this Agreement. All Swap Contracts, if any, between Borrower and Wachovia Bank or any other Lender (or any of their Affiliates) are independent Agreements governed by the written provisions of the Swap Contracts, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of any Notes or other Loan Documents, except as otherwise expressly provided in the written Swap Contracts, and any payoff statement from Administrative Agent relating to the Notes shall not apply to the Swap Contracts except as otherwise expressly provided in such payoff statement. By its signature below, Borrower waives any right under California Civil Code Section 2954.10 (to the extent applicable) or otherwise to prepay the Loans, in whole or in part, without payment of any and all amounts specified or required under the terms of any Swap Contracts (the “Indemnified

Amounts”). Borrower acknowledges that prepayment of the Loans may result in Lenders and their Affiliates incurring additional losses, costs, expenses and liabilities, including lost revenues and lost profits in connection with the Swap Contracts or otherwise. Borrower therefore agrees to pay any and all Indemnified Amounts if the Loans are prepaid, whether voluntarily or by reason of acceleration, including acceleration upon any transfer or conveyance of any right, title or interest in any Property giving Administrative Agent the right to accelerate the maturity of the Loan as provided in the Loan Documents. Borrower agrees that Lenders’ willingness to offer the Loans to Borrower is sufficient and independent consideration, given individual weight by Lenders, for this waiver. Borrower understands that Lenders would not offer the Loans to Borrower absent this waiver.

13.31 Breakage Fees. Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender sustains or incurs (other than through such Lender’s negligence or willful misconduct) as a consequence of (a) default by Borrower in making any prepayment of a Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (b) the making of a prepayment of Loans on a day which is not the last day of an Interest Period with respect thereto (whether by acceleration, demand, required assignment or otherwise). Such indemnification may include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or not so borrowed for the period from the date of such prepayment or of such failure to borrow to the last day of the applicable Interest Period (or, in the case of a failure to borrow the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such portion of the Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank LIBOR market. By its signature below, Borrower waives any right under California Civil Code Section 2954.10 or otherwise to prepay any Loan, in whole or in part, without payment of any and all amounts specified above in this Section 2.14 (the “Breakage Amounts”). Borrower acknowledges that prepayment of any Loan may result in Lenders’ incurring additional losses, costs, expenses and liabilities, including lost revenues and lost profits. Borrower therefore agrees to pay any and all Breakage Amounts if any Loan is prepaid, whether voluntarily or by reason of acceleration, including acceleration upon any transfer or conveyance of any right, title or interest in the Project giving Administrative Agent on behalf of Lenders the right to accelerate the maturity of the Loans as provided in the Loan Documents. Borrower agrees that Lenders’ willingness to offer the LIBOR Rate to Borrower is sufficient and independent consideration, given individual weight by Lenders, for this waiver. Borrower understands that Lenders would not offer the LIBOR Rate to Borrower absent this waiver.

ARTICLE XIV

EXHIBITS

The following exhibits to this Agreement are fully incorporated herein as if set forth at length:

Exhibit A	—	Property Description

Exhibit B	—	Form of Assignment and Assumption Agreement

Exhibit C	—	Loan Budget

Exhibit D	—	Form of Note

Exhibit E	—	Form of Notice of Borrowing

Exhibit F	—	Commitments

Exhibit G	—	Closing Conditions

Exhibit H	—	Depiction of Release Parcel

Exhibit I	—	Satellite D Parcel Property Description

[Signatures Appear on Following Page.]

IN WITNESS WHEREOF, Administrative Agent and Borrower have caused this Agreement to be duly executed and delivered as of the date first above written.

“Borrower”

SUNSET BRONSON ENTERTAINMENT PROPERTIES, LLC,
a Delaware limited liability company

By:	Sunset Studios Holdings, LLC,
a Delaware limited liability company,
its sole member

	By:	Hudson Sunset Gower, LLC,
a Delaware limited liability company,
its administrative member

		By:	Hudson Capital, LLC, a California limited liability company, its sole member

			By:	/s/ Victor Coleman
			Name:	Victor Coleman
			Title:	Manager

S-1

“Administrative Agent”

WACHOVIA BANK, N.A., a national banking association

By:	/s/ Raquel Castro
Name:	Raquel Castro
Title:	Vice President

“Lenders”

WACHOVIA BANK, N.A., a national banking association

By:	/s/ Raquel Castro
Name:	Raquel Castro
Title:	Vice President

S-2

EXHIBIT A

PROPERTY DESCRIPTION

PARCEL 1:

LOT 1 AND A PORTION OF LOT 2 OF TRACT NO. 1619, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 20 PAGE 48 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AND LOTS 1 TO 12 INCLUSIVE OF TRACT NO. 4468, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 48 PAGE 67 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF LOT 1 OF TRACT NO. 1619, AT THE SOUTHEAST CORNER OF SUNSET BOULEVARD AND BRONSON AVENUE; THENCE ALONG BRONSON AVENUE, SOUTH 00 DEGREES 08 MINUTES EAST 735.61 FEET TO THE SOUTHWEST CORNER OF LOT 1 OF TRACT NO. 4468, IN THE NORTH LINE OF FERNWOOD AVENUE; THENCE ALONG FERNWOOD AVENUE, NORTH 89 DEGREES 41 MINUTES EAST 601.42 FEET TO THE SOUTHEAST CORNER OF LOT 12 OF TRACT NO. 4468, IN THE WEST LINE OF VAN NESS AVENUE; THENCE ALONG VAN NESS AVENUE, NORTH 00 DEGREES 13 MINUTES WEST 735.56 FEET TO THE SOUTHWEST CORNER OF VAN NESS AVENUE AND SUNSET BOULEVARD; THENCE ALONG SUNSET BOULEVARD, SOUTH 89 DEGREES 41 MINUTES WEST 600.30 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

THAT PORTION OF FERNWOOD AVENUE VACATED BY RESOLUTION TO VACATE NO. 05-1400270 RECORDED FEBRUARY 2, 2006 AS INSTRUMENT NO. 06-0257516, OFFICIAL RECORDS, BOUNDED AS FOLLOWS:

ON THE SOUTH BY THE CENTERLINE OF FERNWOOD AVENUE, 60 FEET WIDE, AS SHOWN ON THE MAP OF SAID TRACT NO. 1619;

ON THE WEST BY A LINE PARALLEL WITH AND 15 FEET EASTERLY OF THE SOUTHERLY PROLONGATION OF THE WESTERLY LINE OF LOT 1 OF SAID TRACT NO. 1619.

ON THE EAST BY A LINE PARALLEL WITH AND 2 FEET WESTERLY OF THE SOUTHERLY PROLONGATION OF THE EASTERLY LINE OF LOT 12 OF SAID TRACT NO. 1619.

EXHIBIT A

PARCEL 3:

LOTS 3 AND 4 OF GRIDER AND HAMILTON’S HOLLYWOOD TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE 12 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXHIBIT A

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment and Assumption”) dated as of                 , 200    , is made by and between                                                       (“Assignor”) and                                                   (“Assignee”).

RECITALS

WHEREAS, the Assignor is party to that certain Loan Agreement dated as of May     , 2008 (as it may be amended, amended and restated, modified, supplemented or renewed from time to time, the “Loan Agreement”), among                                      (“Borrower”), the several financial institutions from time to time party thereto (collectively, including Assignor, “Lenders”), and Wachovia Bank, National Association, as agent for Lenders (in such capacity, the “Agent”). Capitalized terms used in this Assignment and Assumption and not defined herein have the meanings given to them in the Loan Agreement;

WHEREAS, as provided under the Loan Agreement, Assignor has committed to making advances of Loan proceeds to Borrower (collectively, the “Advances”) in an aggregate principal amount not to exceed $             (the “Commitment”);

WHEREAS, as of the Effective Date (defined below), the aggregate outstanding principal amount of Advances owing by Borrower to Assignor equals $            ;

WHEREAS, Assignor wishes to assign to Assignee [a portion] [all] of the rights and obligations of Assignor under the Loan Agreement in respect of its Commitment (both as to outstanding and undisbursed Advances), in an amount equal to $             (the “Assigned Amount”) on the terms and subject to the conditions set forth herein, and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Assignment and Assumption.

1.1 Subject to the terms and conditions of this Assignment and Assumption, (i) Assignor hereby sells, transfers and assigns to Assignee, and (ii) Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Assumption)     % (the “Assignee’s Percentage Share”) of (A) the Commitment of Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of Assignor under and in connection with the Loan Agreement and the other Loan Documents.

EXHIBIT B – Page 1

1.2 With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and shall succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which it is required to perform as a Lender under the Loan Agreement. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, however, that Assignor shall not relinquish its rights to be indemnified by Borrower under the Environmental Indemnity or any other Loan Documents to the extent such rights relate to the time prior to the Effective Date.

1.3 After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be $            ; and its Ratable Share will be     %.

1.4 After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be $            ; and its Ratable Share will be     %.

2. Payments.

2.1 As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $            , representing Assignee’s Ratable Share of the principal amount of all outstanding Advances under the Loan Documents.

2.2 Assignor further agrees to pay to Agent a processing and recordation fee in the amount specified in Section 13.1(b) of the Loan Agreement.

2.3 Assignee shall be entitled to the following portions of the [commitment fees and extension fees] payable to Assignor (and no portion of any other fees payable to Assignor in connection with the Loan):

                                                                                                                                                                                                                                                                                                                                                                                                                                           .

3. Reallocation of Payments. Any interest, fees (except as specified in Section 2.3 above) and other payments accrued to the Effective Date with respect to the Commitment or the outstanding Advances of Assignor shall be for the account of Assignor. Any interest, fees (except as specified in Section 2.3 above) and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts that it may receive promptly upon receipt.

4. Independent Credit Decision. Assignee (a) acknowledges that it has received a copy of the Loan Agreement and the Exhibits thereto, together with copies of the most recent

EXHIBIT B – Page 2

financial statements referred to in Section      of the Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Assumption; and (b) agrees that it will, independently and without reliance upon Assignor, Agent or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5. Effective Date; Notices.

5.1 As between Assignor and Assignee, the effective date for this Assignment and Assumption shall be             , 200     (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(a) this Assignment and Assumption shall be executed and delivered by Assignor and Assignee;

(b) the consent of Agent required for an effective assignment of the Assigned Amount by Assignor to Assignee under Section 13.1(b) of the Loan Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(c) Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Assumption; and

(d) the processing and recordation fee referred to in Section 2.2 hereof shall have been paid to Agent.

5.2 Promptly following the execution of this Assignment and Assumption, Assignor shall deliver to Borrower and Agent for acknowledgment by Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

6. Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

6.1 Assignee hereby appoints and authorizes Assignor to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the Lenders pursuant to the terms of the Loan Agreement.

6.2 Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

7. Withholding Tax. Assignee (a) represents and warrants to Lenders, Agent and Borrower that under applicable law and treaties no tax will be required to be withheld by the Lenders or Borrower with respect to any payments to be made to Assignee hereunder, (b) agrees to furnish (if it [or, if such Assignee is a disregarded entity for United States federal income tax purposes, the person or entity treated, for United States federal income tax purposes, as the owner of the assets of such Assignee] is organized under the laws of any jurisdiction other than the United States or any state thereof) to Agent and Borrower prior to the time that Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of the applicable forms and/or other documentation described in Section

EXHIBIT B – Page 3

2.10(e) (“Tax Certificates”) of the Loan Agreement (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax an all payments hereunder) and agrees to provide new Tax Certificates upon the expiration of any previously delivered Tax Certificates or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

8.1 Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Assumption and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Assumption and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Assumption, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Assumption has been duly executed and delivered by it, and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

8.2 Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrower, or the performance or observance by Borrower of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

8.3 Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Assumption and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Assumption, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Assumption; and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Assumption has been duly executed and delivered by it, and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with

EXHIBIT B – Page 4

the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it satisfies the requirements of an Eligible Assignee under the Loan Agreement.

9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Assumption, including the delivery of any notices or other documents or instruments to Borrower or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10. Miscellaneous.

10.1 Any amendment or waiver of any provision of this Assignment and Assumption shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and any waiver of any breach of the provisions of this Assignment and Assumption shall be without prejudice to any rights with respect to any other or further breach thereof.

10.2 All payments made hereunder shall be made without any set-off or counterclaim.

10.3 Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Assumption.

10.4 This Assignment and Assumption may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.5 THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in [jurisdiction select by Assignor] over any suit, action or proceeding arising out of or relating to this Assignment and Assumption, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [jurisdiction select by Assignor] State or Federal court. Each party to this Assignment and Assumption hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

10.6 TO THE EXTENT PERMITTED BY APPLICABLE LAW, ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ASSUMPTION, THE LOAN AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

EXHIBIT B – Page 5

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:

Title:

By:

Title:

Address:

[ASSIGNEE]

By:

Title:

By:

Title:

Address:

EXHIBIT B – Page 6

SCHEDULE 1

TO EXHIBIT B

NOTICE OF ASSIGNMENT AND ASSUMPTION

                     , 200

To Agent:

Wachovia Bank, National Association

Real Estate Financial Services

General Banking Group

Mail Code: CA 6500

1800 Century Park East, Suite 500

Los Angeles, California 90067

Attn: Raquel Castro

To Borrower:

c/o

Attn:

Ladies and Gentlemen:

We refer to the Loan Agreement dated as of May     , 2008 (as it may be amended, amended and restated, modified, supplemented or renewed from time to time the “Loan Agreement”) among                                          (“Borrower”), the Lenders referred to therein and Wachovia Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

1. We hereby give you notice of, and request your consent to, the assignment by                                      (“Assignor”) to                                  (“Assignee”) of     % of the right, title and interest of Assignor in and to the Loan Agreement (including, without limitation, the right, title and interest of Assignor in and to the Commitment of Assignor and all outstanding Advances made by Assignor) pursuant to the Assignment and Assumption Agreement attached hereto (the “Assignment and Acceptance”). Before giving effect to such assignment Assignor’s Commitment is $              [,] [and] the aggregate amount of its outstanding Advances is $            .

EXHIBIT B – Page 7

2. Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if Assignee were the Lender originally holding such interest in the Loan Agreement

3. The following administrative details apply to Assignee:

(A)	Notice Address:
Assignee name:
Address:

Attention:
Telephone:
Telecopier:

(B)	Assignee’s Payment Instructions to Agent:

Account Number:
At:

Reference:
Attention:

4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Assumption.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Assumption to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:

[Printed Name and Title]

By:

[Printed Name and Title[

EXHIBIT B – Page 8

[NAME OF ASSIGNEE]

By:

[Printed Name and Title]

By:

[Printed Name and Title]

ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Agent

By:

[Printed Name and Title]

EXHIBIT B – Page 9

EXHIBIT C

LOAN BUDGET

EXHIBIT C

TRIBUNE STUDIOS

Hollywood, California

DEFERRED MAINTENANCE AND OPINION OF PROBABLE COSTS

Description	Immediate	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Comments
SITE
Seal and re-stripe asphaltic-concrete pavement at main site.			41,500			41,500			41,500
Seal and re-stripe asphaltic-concrete pavement at Lot A.												Per discussion with the client, Lot A and Lot B have been sold.
Seal and re-stripe asphaltic-concrete pavement at Lot B.												Per discussion with the client, Lot A and Lot B have been sold.
Remove and replace cracked and/or deteriorated asphaltic-concrete throughout main site.			3,000
Allowance to repair damaged concrete at Lot D (Producer’s Lot).			25,000
Remove and replace damaged paving at Lot A and Lot B.												Per discussion with the client, Lot A and Lot B have been sold.
Slurry coat asphaltic-concrete at maintenance storage area.												Per discussion with the client, Lot A and Lot B have been sold.

Site - Subtotal	$0	$0	$69,500	$0	$0	$41,500	$0	$0	$41,500	$0	$0

STRUCTURE
Stages 1 through 3: Install horizontal bracing at the roof diaphragm and vertical bracing at the perimeter of the building.				500,000
Stages 1 through 3: Install sill plate anchors at the west addition to the building.				25,000
Stages 4 through 5: Install supplemental horizontal bracing at the roof diaphragm and vertical bracing at the perimeter of the building.			200,000
Stages 4 through 5: Provide wall anchors at the roof-to-wall connections on the north and east walls.			40,000
Stage 6: Install horizontal bracing at the roof diaphragm and vertical bracing at the perimeter of the building.				200,000

TRIBUNE STUDIOS

Hollywood, California

Description	Immediate	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Comments
Stages 7 through 8: Install horizontal bracing at the roof diaphragm and vertical bracing at the perimeter of the building.							350,000					Currently occupied by KTLA Stuidios. Cannot initiate upgrade until space is vacated. Not feasible to shut down studio, as it could inteript broascast operations.
Stage 9 through 10: Install horizontal bracing at the roof diaphragm and vertical bracing at the perimeter of the building.					750,000
Stages 9 through 10: Install sill plate anchors at the south addition to the building.					30,000
Building 10: Install sill plate anchors.					50,000
Building 10: Install additional plywood shear walls.					100,000
Building 11: Install steel-braced frames throughout the building.						500,000
Building 14: Install supplemental horizontal bracing at the roof diaphragm and vertical bracing at the perimeter of the building.												Per discussion with the client, Building 14 is to be demolished.
Building 14: Provide braces for the mezzanine.												Per discussion with the client, Building 14 is to be demolished.
Building 16: Install sill plate anchors at the building.							50,000					Currently occupied by KTLA Stuidios. Cannot initiate upgrade until space is vacated. Not feasible to shut down studio, as it could inteript broascast operations.
Building 16: Install additional plywood shear walls.							250,000
Provide adequate anchorage and bracing for building service equipment.			10,000

Structure - Subtotal	$0	$0	$250,000	$725,000	$930,000	$500,000	$650,000	$0	$0	$0	$0

TRIBUNE STUDIOS

Hollywood, California

Description	Immediate	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Comments
ENVELOPE AND EXTERIOR
Repaint exterior walls of buildings.		50,000		50,000		50,000		50,000		50,000		Includes minor wall repairs.
Replacement of roof insulation at sound stage buildings.		24,000	24,000	24,000	24,000	25,000
Repair and retrofit of stage doors at sound stage buildings.		100,000
Allowance for limited window replacement.		Maint.										Replacement of windows based on remaining useful life of windows.
Allowance for roof repairs.		30,000	30,000	30,000	30,000							Monies are in place to allow for roofing replacements to be delayed and coordinated with seismic retrofit work.
STAGES 1 THROUGH 3:
Low sloped roof replacement.				256,000								Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Steep sloped roof replacement.				131,000								Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Roof replacement consulting services.				17,950								Spec., Pre-Bid, Q.C, etc.
STAGES 4 THROUGH 5:
Low sloped roof replacement.			214,000									Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Steep sloped roof replacement.			163,000									Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Roof replacement consulting services.			17,950									Spec., Pre-Bid, Q.C, etc.
STAGE 6:
Low sloped roof replacement.					216,000							Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Steep sloped roof replacement.					85,000							Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Roof replacement consulting services.					17,500							Spec., Pre-Bid, Q.C, etc.
STAGES 7 AND 8:
Low sloped roof replacement.							257,000					Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Roof replacement consulting services.							7,400					Spec., Pre-Bid, Q.C, etc.
STAGE 9:
Low sloped roof replacement.					528,000							Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Skylight replacement.					23,100
Roof replacement consulting services.					12,375							Spec., Pre-Bid, Q.C, etc.

TRIBUNE STUDIOS

Hollywood, California

Description	Immediate	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Comments
BUILDING 10:
Low sloped roof replacement.					165,000							Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Roof replacement consulting services.					7,425							Spec., Pre-Bid, Q.C, etc.
BUILDING 11:
Low sloped roof replacement.						312,000						Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Roof replacement consulting services.						16,650						Spec., Pre-Bid, Q.C, etc.
KTLA OFFICES/NEWSROOM:
Low sloped roof replacement.							65,000					Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Steep sloped roof replacement.							160,000					Re-roof with 30 year composition shingles over 30# underlayment felt.
Roof replacement consulting services.							19,350					Spec., Pre-Bid, Q.C, etc.
BUILDING 14/MAINTENANCE BUILDING:
Low sloped roof replacement.												Per discussion with the client, Building 14 is to be demolished.
Roof replacement consulting services.												Per discussion with the client, Building 14 is to be demolished.
BLDG. 21/ENTERTAINMENT CENTER:
Low sloped roof replacement.							80,000					Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Roof replacement consulting services.							3,000					Spec., Pre-Bid, Q.C, etc.
BUILDING 15/MASTER CONTROL BLDG.
Low sloped roof replacement.							116,000					Re-roof with 60 mil Fibertite over 1/4 ” DensDeck.
Roof replacement consulting services.							3,500					Spec., Pre-Bid, Q.C, etc.

Envelope and Exterior - Subtotal	$0	$204,000	$448,950	$508,950	$1,108,400	$403,650	$711,250	$50,000	$0	$50,000	$0

INTERIOR IMPROVEMENTS
Common area flooring replacements at Buildings 10 and 11.		50,000	50,000	50,000					50,000	50,000	50,000
Restroom improvements at Building 10 and Building 11.		25,000	25,000	25,000					25,000	25,000	25,000

TRIBUNE STUDIOS

Hollywood, California

Description	Immediate	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Comments
Replacement of wall insulation at sound stage buildings.		42,000	42,000	42,000	42,000	42,000

Interior Improvements - Subtotal	$0	$117,000	$117,000	$117,000	$42,000	$42,000	$0	$0	$75,000	$75,000	$75,000

MECHANICAL/ELECTRICAL
Allowance for anticipated replacement of rooftop package units and compressor/condensing units that can be completed as needed.		148,580	148,580	148,580	148,580	148,580	85,620	105,650	105,650	105,650	105,650
Allowance for providing control of additional equipment by the computerized control system on site.												Cost not included, as this is considered an upgrade to existing systems at the property.
Consideration should be given to completing a comprehensive site utility plan showing domestic water, fire water, sewer, natural gas, communications, and electrical systems.												Per discussion with the owner, a site utility plan has been completed.
Referred loads from one lightly loaded service in Building 11 that is in poor shape to another service that has capacity.		20,000
Complete five year fire sprinkler certification required by the California State Fire Marshal.	10,000
Equip Building 10, Stages 9A and 9B, and Stage 10 with a fire alarm system approved by the International Building Code effective January 1, 2008.		85,000										May be required by the City, in conjunction with any tenant improvement work, and the cost has already been incurred.
Equip Building 11 with a fire alarm system approved by The International Building Code effective January 1, 2008.		92,000										May be required by the City, in conjunction with any tenant improvement work.
Replace obsolete fire alarm panel for special systems at Building 21 and Master Control.			15,000									May be required by the City, in conjunction with any tenant improvement work.
Replace obsolete fire alarm panel for special systems at KTLA Administrative Offices.			12,000									May be required by the City, in conjunction with any tenant improvement work.

Mechanical/Electrical - Subtotal	$10,000	$345,580	$175,580	$148,580	$148,580	$148,580	$85,620	$105,650	$105,650	$105,650	$105,650

TRIBUNE STUDIOS

Hollywood, California

Description	Immediate	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Comments
BUILDING EQUIPMENT
Modernize elevator in Building 21 with Microprocessor Controller and closed-loop door operator.	50,000
Modernize elevator in Building 21 with a new car operating panel and hall stations that comply with ADA. Including illuminated alarm button and ADA telephone.	6,500
Install ADA handrails in all five elevators.	10,000
Install illuminated alarm buttons in four remaining elevators.	8,000
Install new hydraulic cylinders with PVC liners on elevators in Building 21, Stage 1, and Stage 11.			60,000			30,000						Work at Building 21 to proceed after current tenant vacates the space.

Building Equipment - Subtotal	$74,500	$0	$60,000	$0	$0	$30,000	$0	$0	$0	$0	$0

CODE REVIEW
No issues were noted.

Code Review - Subtotal	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

DISABLED ACCESSIBILITY
Stripe accessible paths-of-travel from buildings to accessible parking stalls.	500
Provide grab bars at the freestanding disabled-accessible men’s and women’s restrooms at the Van Ness Gate.	1,000
Lower mirrors to the accessible height at the freestanding disabled-accessible men’s and women’s restrooms at the Van Ness Gate.	100
Provide cane detection warning at the disabled-accessible drinking fountain at the freestanding restrooms at the Van Ness Gate.	400

TRIBUNE STUDIOS

Hollywood, California

Description	Immediate	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Comments
Allowance for ADA modifications that are anticipated when KTLA vacates their space.				25,000								Any major renovations to the property are likely to require property ownership to conduct a full ADA review of the property.

Disabled Accessibility - Subtotal	$2,000	$0	$0	$25,000	$0	$0	$0	$0	$0	$0	$0

SUBTOTAL	$86,500	$666,580	$1,121,030	$1,524,530	$2,228,980	$1,165,730	$1,446,870	$155,650	$222,150	$230,650	$180,650

GRAND TOTAL	$9,029,320

EXHIBIT D

FORM OF NOTE

$

Los Angeles, California

                             , 2008

For value received,                                                                                               , a                                                                          (the “Borrower”), promises to pay to the order of                                                                           (the “Lender”), for the account of its Lending Office, the principal sum of                                                                                                                                                                                               and No/100 Dollars ($                    .00), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Loan Agreement referred to below, on the dates and in the amounts provided in the Loan Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Loan Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at a rate per annum as provided in Section 2.3 of the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, National Association, Mail Code: CA 6500, 1800 Century Park East, Suite 500, Los Angeles, California 90067 Attention: Raquel Castro, or such other address as may be specified from time to time pursuant to the Loan Agreement.

All Loans made by the Lender, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make, or any error of the Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

This Note is one of the Notes referred to in that certain Loan Agreement dated as of May     , 2008 among the Borrower, the Lenders party thereto from time to time, and Wachovia Bank, National Association, as Administrative Agent for the Lenders (as the same may be amended, restated or modified from time to time, the “Loan Agreement”). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Loan Agreement.

The Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without

EXHIBIT D – Page 1

limitation, reasonable attorneys’ fees. This Note shall be construed in accordance with and governed by the laws of the State of California without regard to the choice or conflict of law principles thereof.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

,
a

By:
Name:
Title:

EXHIBIT D – Page 2

Note (cont’d)

LOANS AND PAYMENTS OF PRINCIPAL

Date	Type of Loan	Interest Rate	Amount of Loan	Amount of Principal Repaid	Maturity Date	Notation Made By

EXHIBIT D – Page 3

EXHIBIT E

FORM OF NOTICE OF BORROWING

1. This Notice of Borrowing is executed and delivered by                                                                                  , a                                                                                   (“Borrower”) to Wachovia Bank (the “Agent”) for the Lenders pursuant to the Loan Agreement (the “Agreement”) dated as of May     , 2008, entered into by the Borrower, the Lenders and the Agent. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

2. The Borrower hereby requests that the Banks make a Loan for the account of the Borrower pursuant to the Agreement, as follows:

(a) Amount of Loan: $                             (minimum of $250,000).

(b) Date of Loan:                             , 20        .

(c) Loan Number:

3. In connection with the Loan requested herein, the Borrower hereby represents, warrants and certifies to the Agent and the Lenders that, as of the date of the Loan requested herein: Subject to representations and warranties that, by nature, cannot remain true and correct, each representation and warranty made by the Borrower in Article IX of the Agreement will be true and correct, both immediately before and after such Loan is made, as though such representation and warranty was made on and as of the date of such Loan; and no Event of Default or event that upon notice or passage of time would constitute an Event of Default will have occurred and be continuing. (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions Borrower is taking or proposes to take with respect thereto.)

4. The undersigned authorizes and requests Wachovia to make disbursements of the proceeds as follows:

Deposit directly to Wachovia Bank, ABA#
Account Number
held in the name of , or

Wire transfer to , ABA#
Account Number
held in the name of

Additional Wire Detail:

EXHIBIT E – Page 1

This Notice of Borrowing is executed on                     , 20        , by a Responsible Officer of Borrower on behalf of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

Dated:

,
a

By:
Name:
Title:

Employer Identification No. [ ]

EXHIBIT E – Page 2

EXHIBIT F

COMMITMENTS

	Title	Allocation	% of Aggregate
Wachovia Bank, N.A.	Administrative Agent	$39,000,000	100.00%

EXHIBIT F

EXHIBIT G

CLOSING REQUIREMENTS

The obligations of Administrative Agent and Lenders to make the Loans to Borrower and to perform the remainder of their obligations under the Agreement are expressly conditioned upon Administrative Agent’s receipt and approval of each of the following items and the satisfaction by Borrower of the following conditions:

1. Agreements. One copy, if any, of Borrower’s agreements with all other parties providing architectural, design or engineering services for the Project.

2. Appraisal. An appraisal of the Property in form and content satisfactory to Administrative Agent in its sole and absolute discretion.

3. Inspection Reports. A copy of all inspection and test reports made by or for Borrower with respect to the Project.

4. Authorizations. All appropriate authorizations, permits and approvals for the Project. Copies of all development agreements and other agreements with any Governmental Authority or utility provider.

5. Title Report. The Preliminary Title Report and evidence satisfactory to Administrative Agent that the Title Company is prepared to issue the Title Insurance Policy and copies of recorded documents such as easements, liens or other matters of public record or known to Borrower affecting the Property.

6. Insurance. The policies of insurance required under Article V and Article VII of the Loan Agreement.

7. Good Standing - Borrower. Borrower shall have submitted to Administrative Agent (i) a certificate issued by the appropriate agency of the state of the Borrower’s formation and the State of California, certifying that Borrower is a limited liability company in good standing under the laws of such states, (ii) a copy of Borrower’s certificate of formation and all amendments thereto certified by the appropriate agency of the state of Borrower’s formation, (iii) a copy of the Borrower’s limited liability company agreement and all amendments thereto, and (iv) a copy of resolutions of the sole member of Borrower authorizing Borrower’s execution of the Loan Documents and the consummation of the transactions contemplated thereby, which shall be certified as true and correct by the manager or sole member of Borrower.

8. Good Standing – Indemnitor. Indemnitor shall have submitted to Administrative Agent (i) a certificate issued by the appropriate agency of the state of the Indemnitor’s organization, certifying that Indemnitor is a limited liability company in good standing under the laws of such state, (ii) a copy of Indemnitor’s formation documents and all amendments thereto certified by the appropriate agency of the state of Indemnitor’s organization, and (iii) a copy of resolutions authorizing Indemnitor’s execution of the Loan Documents and the consummation of

EXHIBIT G – Page 1

the transactions contemplated thereby, which shall be certified as true and correct by the manager of Indemnitor.

9. Flood Zone. Evidence satisfactory to Administrative Agent, as to whether (a) the Property is located in an area designated by the Department of Housing and Urban Development as having special flood or mudslide hazards, and (b) the community in which the Property are located is participating in the National Flood Insurance Program.

10. Soils Tests. A soils sample test report as recommended by the environmental site assessment report for the Property.

11. Utilities. Evidence satisfactory to Administrative Agent, that (a) telephone service, electric power, storm sewer, sanitary sewer and water facilities are available to the Property; (b) such utilities are or will be adequate to serve the Project; and (c) no conditions exist to affect Borrower’s right to connect into and have unlimited use of such utilities except for the payment of a normal connection charge and except for the payment of subsequent charges for such services to the utility supplier.

12. Approvals. Evidence satisfactory to Administrative Agent that all permits (including certificates of occupancy), variances, zoning approvals, or other required permissions for the operation and occupancy of the Project are in existence, and that the Project will be in full compliance with all Federal, State and local laws, and all rules or regulation governing the protection of the environment in all material respects.

13. Taxes, Etc. Evidence satisfactory to Administrative Agent that all real estate taxes, assessments, water, sewer or other charges levied or assessed against the Project have been paid in full (other than those that are payable but not yet delinquent).

14. Bankruptcy. Evidence satisfactory to Administrative Agent that there is not pending, at the time of closing, by or against the Borrower or Indemnitor, any petition for reorganization, or arrangement under any bankruptcy or insolvency law, or any other action brought under such law.

15. Environmental Assessment. An environmental assessment report for the Property, performed by an environmental engineer that is acceptable to Administrative Agent, and which assessment shall be in form and substance satisfactory to Administrative Agent, in Administrative Agent’s sole discretion. Such report shall be addressed to such persons as Administrative Agent may require.

16. Financial Statements. Current financial statements required by Administrative Agent of Borrower and Indemnitor.

17. Non-Foreign Certificate. A certificate of non-foreign status.

18. Attorney Fees’. The payment of attorneys’ fees and out-of-pocket costs incurred by Administrative Agent to document and close the Loans.

EXHIBIT G – Page 2

19. Equity. Evidence satisfactory to Administrative Agent of payment by Borrower (from its own funds and not from Loan proceeds) of not less than $38,700,000 toward the purchase price of the Property and/or other Project Costs.

20. Fees. Payment of all loan and other fees required pursuant to the Fee Letter and Loan Documents.

21. Survey. Administrative Agent shall have received and approved a current survey of the Property and Project.

22. Earthquake Insurance. Without limiting the other insurance requirements specified in this Agreement, Administrative Agent shall have reviewed and approved the earthquake insurance with respect to the Project, which shall be required in the event that the Probable Maximum Loss for the Project as determined by a qualified consultant satisfactory to Administrative Agent is greater than twenty percent (20%) of the total value of the Project.

23. Leases. Lease, estoppel certificate and subordination, non-disturbance and attornment agreement from KTLA.

24. Operating Statements. Historical operating statements for the Project for the prior two (2) years.

25. NOI. Administrative Agent shall have determined (based upon an appraisal approved by Administrative Agent) that the annual net operating income from the Project (as stabilized) will be at least $3,500,000.

26. Other Items. Such other items or documents as Administrative Agent may reasonably require.

EXHIBIT G – Page 3

EXHIBIT H

DEPICTION OF RELEASE PARCEL

(Attached)

EXHIBIT H

VAN NESS AVENUE
SUNSET BOULEVARD
BRONSON AVENUE
FERNWOOD AVENUE
FUTURE BUILDING PARCEL
FUTURE GARAGE
Stage Shop
KTLA
Stage 7/8
Stage 9B
Building 10
Stage 9A
Building 11
Control Bldg.
Stage 6
Stage 1
Stage 2
Stage 3
Stage 4
Stage 5
SHADED AREA: TO BE DEMOLISHED
0'
50'
100'
200'
N

Sunset Bronson Studios Sunset Boulevard, Hollywood

Hudson Capital LLC 05.7321.000 | Site Plan April, 2008

Gensler

EXHIBIT I

SATELLITE D PARCEL PROPERTY DESCRIPTION

LOTS 3 AND 4 OF GRIDER AND HAMILTON S HOLLYWOOD TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9 PAGE 12 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXHIBIT I